                                                                       EXHIBIT 1
COMPANY NUMBER: 2304992

                             THE COMPANIES ACT 1985

                       A PUBLIC COMPANY LIMITED BY SHARES



                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                                  VERNALIS PLC

               (INCORPORATING ALL AMENDMENTS TO 1ST OCTOBER, 2003)




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                                    CONTENTS

                                                                           PAGE
                                                                           ----

1.   Exclusion of Table A..................................................  1
2.   Definitions...........................................................  1
3.   Form of Resolution....................................................  3
4.   Authorised Share Capital..............................................  4
5.   Rights Attached to Shares.............................................  4
6.   Redeemable Shares.....................................................  4
7.   Purchase of Own Shares................................................  4
8.   Variation of Rights...................................................  4
9.   Pari Passu Issues.....................................................  5
10.  Unissued Shares.......................................................  5
11.  Payment of Commission.................................................  5
12.  Trusts not Recognised.................................................  5
13.  Suspension of Rights Where Non-Disclosure of Interest.................  5
14.  Uncertificated Shares.................................................  6
15.  Right to Share Certificates...........................................  7
16.  Replacement of Share Certificates.....................................  8
17.  Execution of Share Certificates.......................................  8
18.  Company's Lien on Shares Not Fully Paid...............................  9
19.  Enforcing Lien by Sale................................................  9
20.  Application of Proceeds of Sale.......................................  9
21.  Calls.................................................................  9
22.  Timing of Calls....................................................... 10
23.  Liability of Joint Holders............................................ 10
24.  Interest Due on Non-Payment........................................... 10
25.  Sums Due on Allotment Treated as Calls................................ 10
26.  Power to Differentiate................................................ 10
27.  Payment of Calls in Advance........................................... 10
28.  Notice if Call or Instalment Not Paid................................. 10
29.  Form of Notice........................................................ 10
30.  Forfeiture for Non-Compliance with Notice............................. 11
31.  Notice after Forfeiture............................................... 11
32.  Sale of Forfeited Shares.............................................. 11
33.  Arrears to be Paid Notwithstanding Forfeitures........................ 11
34.  Statutory Declaration as to Forfeiture................................ 11
35.  Transfer.............................................................. 12
36.  Execution of Transfer................................................. 12
37.  Rights to Decline Registration of Partly Paid Shares.................. 12
38.  Other Rights to Decline Registration.................................. 12
39.  Notice of Refusal..................................................... 13
40.  No Fee for Registration............................................... 13
41.  Untraced Shareholders................................................. 13
42.  Transmission on Death................................................. 14
43.  Entry of Transmission in Register..................................... 14
44.  Election of Person Entitled by Transmission........................... 14
45.  Rights of Person Entitled by Transmission............................. 15
46.  Increase, Consolidation, Sub-Division and Cancellation................ 15
47.  Fractions............................................................. 15
48.  Reduction of Capital.................................................. 15


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                                                                           PAGE
                                                                           ----

49.  Extraordinary General Meetings........................................ 16
50.  Annual General Meetings............................................... 16
51.  Convening of Extraordinary General Meetings........................... 16
52.  Separate General Meetings............................................. 16
53.  Length of Notice...................................................... 16
54.  Omission or Non-Receipt Of Notice..................................... 16
55.  Postponement of General Meetings...................................... 17
56.  Quorum................................................................ 17
57.  Procedure if Quorum Not Present....................................... 17
58.  Security Arrangements................................................. 17
59.  Chairman of General Meeting........................................... 17
60.  Orderly Conduct....................................................... 18
61.  Entitlement to Attend and Speak....................................... 18
62.  Adjournments.......................................................... 18
63.  Notice of Adjournment................................................. 19
64.  Amendments to Resolutions............................................. 19
65.  Amendments Ruled Out of Order......................................... 19
66.  Voting of Members..................................................... 19
67.  Method of Voting...................................................... 19
68.  Procedure if Poll Demanded............................................ 20
69.  When Poll to be Taken................................................. 20
70.  Continuance of Other Business after Poll Demand....................... 20
71.  Votes on a Poll....................................................... 20
72.  Casting Vote of Chairman.............................................. 20
73.  Votes of Joint Holders................................................ 20
74.  Voting on Behalf of Incapable Member.................................. 20
75.  No Right to Vote where Sums Overdue on Shares......................... 21
76.  Objections or Errors in Voting........................................ 21
77.  Execution of Proxies.................................................. 21
78.  Delivery of Proxies................................................... 21
79.  Maximum Validity of Proxy............................................. 22
80.  Form of Proxy......................................................... 22
81.  Cancellation of Proxy's Authority..................................... 22
82.  Number of Directors................................................... 22
83.  Age of Directors...................................................... 22
84.  Directors' Shareholding Qualification................................. 22
85.  Power of Company to Appoint Directors................................. 23
86.  Power of Directors to Appoint Directors............................... 23
87.  Number to Retire by Rotation.......................................... 23
88.  Identity of Directors to Retire....................................... 23
89.  Filling Vacancies..................................................... 23
90.  Power of Removal by Special Resolution................................ 23
91.  Persons Eligible as Directors......................................... 24
92.  Position of Retiring Directors........................................ 24
93.  Vacation of Office by Directors....................................... 24
94.  Alternate Directors................................................... 25
95.  Executive Directors................................................... 25
96.  Directors' Fees....................................................... 26
97.  Additional Remuneration............................................... 26
98.  Expenses.............................................................. 26
99.  Pensions and Gratuities for Directors................................. 26
100. Permitted Interests and Voting........................................ 26
101. General Powers of Company Vested in Directors......................... 28


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                                                                           PAGE
                                                                           ----

102. Borrowing Powers...................................................... 29
103. Agents................................................................ 31
104. Delegation to Individual Directors.................................... 32
105. Official Seals........................................................ 32
106. Registers............................................................. 32
107. Provision for Employees............................................... 33
108. Directors' Meetings................................................... 33
109. Notice of Directors' Meeting.......................................... 33
110. Quorum................................................................ 33
111. Directors below Minimum through Vacancies............................. 33
112. Appointment of Chairman............................................... 33
113. Competence in Meetings................................................ 33
114. Voting................................................................ 34
115. Delegation to Committees.............................................. 34
116. Participation in Meetings by Telephone................................ 34
117. Resolution in Writing................................................. 34
118. Validity of Acts of Directors or Committee............................ 35
119. Appointment and Removal of the Secretary.............................. 35
120. Use of Seals.......................................................... 35
121. Declaration of Dividends by Company................................... 35
122. Payment of Interim and Fixed Dividends by Directors................... 35
123. Calculation and Currency of Dividends................................. 36
124. Amounts Due on Shares may be Deducted from Dividends.................. 36
125. No Interest on Dividends.............................................. 36
126. Payment Procedure..................................................... 36
127. Uncashed Dividends.................................................... 36
128. Forfeiture of Unclaimed Dividends..................................... 37
129. Dividends not in Cash................................................. 37
130. Scrip Dividends....................................................... 37
131. Power to Capitalise Reserves and Funds................................ 39
132. Settlement of Difficulties in Distribution............................ 39
133. Power to Choose any Record Date....................................... 39
134. Records to be Kept.................................................... 40
135. Inspection of Records................................................. 40
136. Summary Financial Statements.......................................... 40
137. Service of Notices.................................................... 40
138. Record Date for Service............................................... 40
139. Members Resident Abroad............................................... 40
140. Service of Notices on Persons Entitled by Transmission................ 41
141. When Notices Deemed Served............................................ 41
142. Notice When Post Not Available........................................ 41
143. Presumption Where Documents Destroyed................................. 41
144. Distribution of Assets Otherwise Than in Cash......................... 42
145. Indemnity of Officers................................................. 42
Glossary .................................................................. 44



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COMPANY NUMBER: 2304992

                             THE COMPANIES ACT 1985

                       A PUBLIC COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                                  VERNALIS PLC

               (INCORPORATING ALL AMENDMENTS TO 1ST OCTOBER, 2003)

                                -----------------

NAME

1.       *The name of the company is "VERNALIS PLC".

TYPE OF COMPANY

2.       The company is to be a public company.

REGISTERED OFFICE

3.       The company's registered office is to be situated in England.

OBJECTS

4.       The objects for which the company is established are:--

(A) to act as or carry on the business of a holding company, to control and co-ordinate the policy, administration and operation of any companies, corporations or undertakings in which the company is a member or participant or which are from time to time directly or indirectly controlled by or associated with the company in any manner, to guarantee, assist financially, subsidise or enter into subvention agreements with any such companies, corporations or undertakings and to provide for them administrative, executive, managerial, secretarial and accountancy services or staff, office accommodation or social or welfare services and facilities, to act as secretary, director, registrar, manager and agent thereof and to do anything which will or may promote the efficiency or profitability of the business or any part thereof carried on by any of such companies, corporations or undertakings.

(B) to carry on business as a general commercial company and to carry on any trade or business whatsoever.


-----
* The company was incorporated under the name "Doublemanta Limited". Pursuant to a special resolution passed on 20th February 1989, the name of the company was changed from Doublemanta Limited to British Bio-technology Group Limited on 17th March 1989. Pursuant to a special resolution passed on 20th February 1989 the company was re-registered as a public company on 6th April 1989 with the name British Bio-technology Group plc. Pursuant to a special resolution passed on 26th April 1994 the name of the company was changed from British Bio-technology Group plc to British Biotech plc on 29th July 1994. Pursuant to a special resolution passed on 1st October 2003 the name of the company was changed from British Biotech plc to Vernalis plc on 1st October 2003.



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(C)      To apply for or otherwise acquire in any part of the world any patents, patent rights, brevets d'invention, licences, protections and concessions which may appear likely to be advantageous or useful to the company, and to use and manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon and testing and in improving and seeking to improve any patents, inventions or rights which the company may acquire or propose to acquire.

(D) To acquire any estate or interest in and to take options over, construct, develop or exploit any property, real or personal, and rights of any kind and the whole or any part of the undertaking, assets and liabilities of any person and to act as a holding company.

(E)      To provide services of all descriptions.

(F) To lend money and grant or provide credit and financial accommodation to any person and to deposit money with any person.

(G) To invest money of the company in any investments and to hold, sell or otherwise deal with investments or currencies or other financial assets.

(H) To enter into any arrangements with any government or authority or person and to obtain from any government or authority or person any legislation, orders, rights, privileges, franchises and concessions.

(I) To borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by the creation and issue of securities.

(J) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality) to guarantee, support or secure, with or without consideration whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums interest dividends and other moneys payable on or in respect of any securities or liabilities, of any person, including (without prejudice to the generality) any company which is for the time being a subsidiary or a holding company of the company or another subsidiary of a holding company of the company or otherwise associated with the company.

(K) To amalgamate or enter into partnership or any profit-sharing arrangement with, or to co-operate or participate in any way with, or to take over or assume any obligation of, or to assist or subsidise any person.

(L) To sell, exchange, mortgage, charge, let, grant licences, easements, options and other rights over, and in any other manner deal with, or dispose of, all or any part of the undertaking, property and assets (present and future) of the company for any consideration and in particular (without prejudice to the generality) for any securities or for a share of profit or a royalty or other periodical or deferred payment.

(M) to issue and allot securities of the company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the company or any services rendered to the company or a security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose, and to give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the company or in or about the formation of the company or the conduct or course of its business.

(N) to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to act as director of and as secretary, manager, registrar or transfer agent for any other company and to act as trustee of any kind and to undertake and execute any trust and any trust business (including the business of acting as trustee under wills and settlements and as executor and administrator).

(O) to pay all the costs, charges and expenses preliminary or incidental to the promotion, formation, establishment and incorporation of the company, and to procure the registration or incorporation of the company in or under the laws of any place outside England.

(P) To grant or procure the grant of donations, gratuities, pensions, annuities, allowances or other benefits, including benefits on death, to, or purchase and maintain any type of insurance for or for the benefit of, any directors, officers or employees or former directors, officers or employees of the company or any company which at any time is or was a subsidiary or a holding company of the company or another subsidiary of a holding company of the company or otherwise associated with the company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the company or whom the board of directors of the company considers have any moral claim on the company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes or any associations, institutions, clubs or schools, or to do any other thing likely to benefit any such persons or otherwise to advance the interests of such persons or the company or its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of such persons or the company or its members or for any national, charitable, benevolent, educational, social, public, political, general or useful object.

(Q) To cease carrying on or to wind up any business or activity of the company, and to cancel any registration of and to wind up or procure the dissolution of the company in any state or territory.

(R) To distribute any of the property of the company among its creditors and members or any class of either in cash, specie or kind.

(S) To do all or any of the above things or matters in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(T) To carry on any other activity and do anything of any nature which in the opinion of the board of directors of the company is or may be capable of being conveniently carried on or done in connection with the above, or likely directly or indirectly to enhance the value of or render more profitable all or any part of the company's undertaking property or assets or otherwise to advance the interests of the company or of its members.

(U) To do any other thing which in the opinion of the board of directors of the company is or may be incidental or conducive to the attainment of the above objects or any of them.

In this clause "company", except where used in reference to this company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, domiciled or resident in the United Kingdom or elsewhere, "person" shall include any company as well as any other legal or natural person, "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, "and" and "or" shall mean "and/or" where the context so permits, "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible, and the objects specified in the different paragraphs of this clause shall not, except where the context expressly requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the company or the nature of any trade or business carried on by the company, or by the fact that at any time the company is not carrying on any trade or business but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of those paragraphs defined the objects of a separate distinct and independent company.

LIABILITY OF MEMBERS

5.       The liability of the members is limited.

SHARE CAPITAL

6. *The company's share capital is Pound Sterling 1,000, divided into one thousand shares of Pound Sterling 1 each and the company shall have the power from time to time to divide the original or any increased capital into classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions or conditions.

------

*    (i)    On 20th February, 1989, each of the 1,000 ordinary shares of
            Pound Sterling 1 each was divided into 20 ordinary shares of 5p each and the authorised share capital of the company was increased to Pound Sterling 500,000 by the creation of 3,380,000 ordinary shares of 5p each and 6,600,000 preferred ordinary shares of 5p each.

     (ii) On 25th April, 1989, the authorised share capital was increased to Pound Sterling 1,170,000 by the creation of 13,400,000 preferred ordinary shares.

     (iii) On 28th May, 1991, the authorised share capital was increased to Pound Sterling 1,765,000 by the creation of 900,000 ordinary shares and 11,000,000 preferred ordinary shares.

     (iv) On 20th May, 1992, the authorised share capital was increased to Pound Sterling 2,750,000 by the creation of 19,700,000 ordinary shares and the preferred ordinary shares were re-classified as ordinary shares ranking pari passu on all respects with the existing issued ordinary shares.

     (v) On 14th April, 1994, the authorised share capital was increased to Pound Sterling 3,750,000 by the creation of 20,000,000 ordinary shares of 5p each.

     (vi) On 25th July, 1996, the authorised share capital was increased to Pound Sterling 46,000,000 by the creation of 845,000,000 ordinary shares of 5p each.

     (vii) On 22nd April, 2003, every 20 issued ordinary shares of 5p each were consolidated into one intermediate ordinary share of Pound Sterling 1, and each intermediate ordinary share was subdivided into one ordinary share of 5p and one deferred share of 95p.

We, the subscribers of this memorandum of association, wish to be formed into a company pursuant to this memorandum; and we agree to take the number of shares shown opposite our respective names.
--------------------------------------------------------------------------------

Names and addresses of subscribers     Number of shares taken by each subscriber
--------------------------------------------------------------------------------

1. Instant Companies Limited           One
   2 Baches Street
   London N1 6UB

--------------------------------------------------------------------------------

2. Swift Informations                  One
   2 Baches Street
   London N1 6UB

--------------------------------------------------------------------------------

   Total shares taken:                 Two

--------------------------------------------------------------------------------

                        Dated the 1st day of August 1998

--------------------------------------------------------------------------------

Witness to the above signatures


--------------------------------------------------------------------------------


Terry Jayne
2 Baches Street
London N1 6UB

COMPANY NUMBER: 2304992

                             THE COMPANIES ACT 1985

                       A PUBLIC COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                                 VERNALIS PLC*

                   (ARTICLES ADOPTED ON 23RD SEPTEMBER, 1998)

               (INCORPORATING ALL AMENDMENTS TO 1ST OCTOBER, 2003)


1.       EXCLUSION OF TABLE A

The regulations in Table A of The Companies (Tables A to F) Regulations 1985 and any similar regulations in any other legislation relating to companies do not apply to the company.

2.       DEFINITIONS

(A) The following table gives the meaning of certain words and expressions as they are used in these articles. However, the meaning given in the table does not apply if it is not consistent with the context in which a word or expression appears. At the end of these articles there is a Glossary which explains various words and expressions which appear in the text. The Glossary also explains some of the words and expressions used in the memorandum. The Glossary is not part of the memorandum or articles and does not affect their meaning.

                  "amount" (of a share)        this refers to the nominal amount
                                               of the share;

                  "these articles"             means these articles of
                                               association as altered from time
                                               to time and the expression "this
                                               article" will be construed
                                               accordingly;

                  "auditors"                   means the auditors from time to
                                               time of the company or, in the
                                               case of joint auditors, any one
                                               of them;

                  "certificated share"         means a share which is not a
                                               CREST share and is normally held
                                               in certificated form;

                  "Chairman"                   means the chairman of the board
                                               of directors;

--------

* The company was incorporated under the name "Doublemanta Limited". Pursuant to a special resolution passed on 20th February 1989, the name of the company was changed from Doublemanta Limited to British Bio-technology Group Limited on 17th March 1989. Pursuant to a special resolution passed on 20th February 1989 the company was re-registered as a public company on 6th April 1989 with the name British Bio-technology Group plc. Pursuant to a special resolution passed on 26th April 1994 the name of the company was changed from British Bio-technology Group plc to British Biotech plc on 29th July 1994. Pursuant to a special resolution passed on 1st October 2003 the name of the company was changed from British Biotech plc to Vernalis plc on 1st October 2003.

                  "clear days"                 in relation to the period of a
                                               notice means that period
                                               excluding the day when the notice
                                               is served or deemed to be served
                                               and the day for which it is given
                                               or on which it is to take effect;

                  "Companies Act"              means The Companies Act 1985;

                  "CREST" means the electronic settlement system for securities traded on the London Stock Exchange and owned by CREST Co., or any similar system;

                  "CREST share"                means a share which is noted on
                                               the shareholders' register as
                                               being held through CREST in
                                               uncertificated form;

                  "directors"                  means the executive and
                                               non-executive directors of the
                                               company who make up its board of
                                               directors (and "director" means
                                               any one of them) or the directors
                                               present at a meeting of the
                                               directors at which a quorum is
                                               present;

                  "holder" in relation to any shares means the person whose name is entered in the register as the holder of those shares;

                  "legislation"                means every statute (and any
                                               orders, regulations or other
                                               subordinate legislation made
                                               under it) applying to the
                                               company;

                  "London Stock Exchange"      means the London Stock Exchange
                                               Limited;

                  "office"                     means the registered office of
                                               the company;

                  "ordinary shares"            means the company's ordinary
                                               shares;

                  "ordinary shareholder"       means a holder of the company's
                                               ordinary shares;

                  "paid up"                    means paid up or credited as paid
                                               up;

                  "pay"                        includes any kind of reward or
                                               payment for services;

                  "register"                   means the company's register of
                                               members;

                  "seal" means any common or official seal that the company may be permitted to have under the legislation;

                  "secretary"                  means the secretary, or (if there
                                               are joint secretaries) any one of
                                               the joint secretaries, of the
                                               company and includes an assistant
                                               or deputy secretary and any
                                               person appointed by
                                               the directors to perform any of
                                               the duties of the secretary;

                  "shareholder"                means a holder of the company's
                                               shares;

                  "Uncertificated Securities   means The Uncertificated
                  Regulations"                 Securities Regulations 1995;
                                               and

                  "United Kingdom"             means Great Britain and Northern
                                               Ireland.

(B) References in these articles to a document being "executed" include references to its being executed under hand or under seal or by any other method.

(C) References in these articles to "writing" include references to any method of representing or reproducing words in a legible and non-transitory form.

(D) Words which are in the singular may also be read as being in the plural and the other way round. Words which are in the masculine form may also be read as referring to the feminine or to other bodies or persons. References to a person or people include any company, partnership, firm, government authority, body or society whether or not incorporated.

(E) When any legislation is referred to, this includes any amendment, as well as its inclusion or re-enactment (with or without modification) in later legislation. References to legislation are to the version which is current at any particular time.

(F) Any words or expressions defined in the legislation in force when these articles or any part of these articles are adopted will (if not inconsistent with the subject or context in which they appear) have the same meaning in these articles or that part save the word "company" includes any body corporate.

(G) References to a meeting will not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

(H) Headings in these articles are only included for convenience. They do not affect the meaning of these articles.

(I) Where these articles refer to a person who is entitled to a share by law, this includes a person who is entitled to the share as a result of the death or bankruptcy of a shareholder.

(J) Where these articles refer to months or years, these are calendar months or years.

(K) Where these articles give any power or authority to any person, this power or authority can be used on any number of occasions, unless the way in which the words are used does not allow this meaning.

3.       FORM OF RESOLUTION

(A) Where these articles or the legislation say that anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution or an extraordinary resolution.

(B) Subject to the legislation, a written resolution signed by or on behalf of each shareholder who would have been entitled to vote on it at a general meeting will be as effective as a resolution passed at a general meeting which is properly called and held. The resolution may be passed using several copies of a document if each document is signed by one or more shareholders. These copies can be fax copies.

4.       AUTHORISED SHARE CAPITAL

The company's authorised share capital at the date of adoption of these articles consists of 920,000,000 ordinary shares of 5 pence each.*

5.       RIGHTS ATTACHED TO SHARES

Subject to the legislation, the company may issue shares with any rights or restrictions attached to them. These rights or restrictions can be decided either by an ordinary resolution passed by the shareholders or by the directors as long as there is no conflict with any resolution passed by the shareholders. The ability to attach particular rights and restrictions to shares may be restricted by special rights previously given to holders of existing shares.

6.       REDEEMABLE SHARES

Subject to the legislation and to any special rights previously given to holders of existing shares, the company may issue shares which can be redeemed. This can include shares which can be redeemed if the holders want to do so, as well as shares which the company can insist on redeeming.

7.       PURCHASE OF OWN SHARES

Subject to any special rights previously given to holders of existing shares, the company may purchase or contract to purchase any of its shares (including redeemable shares), if the legislation allows this. However, if the company has other securities in issue listed on the London Stock Exchange allowing holders to convert them into or exchange them for shares which are equity shares and are the class of shares to be purchased, if the Listing Rules of the London Stock Exchange so require, the holders of such securities must first pass an extraordinary resolution approving the purchase at a class meeting. A resolution is not required if the terms on which the securities were issued allow the purchase. The directors are not required to select the shares to purchase in any particular manner.

8.       VARIATION OF RIGHTS

If the legislation allows this, the rights attached to any class of shares may be changed or abrogated if this is approved either in writing by shareholders holding at least three quarters in nominal value of the issued shares of that class or by an extraordinary resolution passed at a separate meeting of the holders of the relevant class of shares. This is called a "class meeting".

All the articles relating to general meetings will apply to any such class meeting, with any necessary changes. The following changes will also apply:

         (i) a quorum will be present if at least two shareholders are present in person or by proxy who own at least one third in nominal value of the issued shares of the class;

         (ii) any shareholder who is present in person or by proxy can demand a poll;


-----
* On 22nd April, 2003 every 20 issued ordinary shares of 5p each were consolidated into one intermediate ordinary share of Pound Sterling 1, and each intermediate ordinary share was subdivided into one ordinary share of 5p and one deferred share of 95p.

         (iii) on a poll every shareholder who is present in person or by proxy is entitled to one vote for every share he has of the class (but this is subject to any special rights or restrictions which are attached to any class of shares); and

         (iv) at an adjourned meeting, one person who holds shares of the class, or his proxy, will be a quorum.

The provisions of this article will apply to any change or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in operating this article.

9.       PARI PASSU ISSUES

If new shares are created or issued which rank equally with any other existing shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

10.      UNISSUED SHARES

The directors may decide how to deal with any shares which have not been issued. They may, for instance, offer the shares for sale, grant options to acquire them, allot them or dispose of the shares in any other way. The directors are free to decide who they deal with, when they deal with the shares and the terms on which they deal with the shares. However, in making their decision they must obey:

         (i) the provisions of the legislation relating to authority, pre-emption rights and other matters; and

         (ii) any resolution of a general meeting which is passed under the legislation.

11.      PAYMENT OF COMMISSION

In connection with any share issue, the company may use all the powers given by the legislation to pay commission or brokerage.

12.      TRUSTS NOT RECOGNISED

The company will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the registered owner (for example, where a share is held by one person as a nominee or otherwise as a trustee for another person) is not of any concern to the company. The only exceptions to this are where the rights of the kind described are expressly given by these articles or are of a kind which the company has a legal duty to recognise.

13.      SUSPENSION OF RIGHTS WHERE NON-DISCLOSURE OF INTEREST

(A) The company may under the Companies Act send out notices to those it knows or has reasonable cause to believe have an interest in its shares. In the notice, the company will ask for details of those who have an interest and the extent of their interest in a particular holding of shares. In these articles this notice is referred to as a "statutory notice" and the holding of shares is referred to as the "identified shares".

(B) When a person receives a statutory notice, he has 14 days to comply with it. If he does not do so, the company may decide to restrict the rights relating to the identified shares and send out a further notice to the holder, known as a restriction notice. The restriction notice will take effect when it is delivered. The restriction notice will state that the identified shares no longer give the shareholder any right to attend or vote either personally or by proxy at a shareholders' meeting or to exercise any other right in relation to shareholders' meetings.

(C) Where the identified shares make up 0.25 per cent. or more (in nominal value or in number) of the existing shares of a class, the restriction notice may also contain the following further restrictions:

         (i) the directors may withhold any dividend or part of a dividend (including scrip dividend) or other money which would otherwise be payable in respect of the identified shares without any liability to pay interest when such money is finally paid to the shareholder; and

         (ii) the directors may refuse to register a transfer of any of the identified shares in certificated form and, so far as permitted by the Uncertificated Securities Regulations, a transfer of any of the identified shares which are CREST shares, unless the directors are satisfied that they have been sold outright to an independent third party. The independent third party must not be connected with the shareholder or with any person appearing to be interested in the shares. Any sale through the London Stock Exchange or any other stock exchange on which the company's shares are normally traded or by way of acceptance of a takeover offer will be treated as an outright sale to an independent third party. For this purpose, any associate (as that term is defined in section 435 of the Insolvency Act 1986) is included in the class of persons who are connected with the shareholder or any person appearing to be interested in the shares.

(D) Once a restriction notice has been given, the directors are free to cancel it or exclude any shares from it at any time they think fit. In addition, they must cancel the restriction notice within 7 days of being satisfied that all information requested in the statutory notice has been given. Also, where any of the identified shares are sold and the directors are satisfied that they were sold outright to an independent third party, the transferred shares will no longer be affected by the restriction notice.

(E) The restriction notice will apply to any further shares issued in respect of the identified shares. The directors may also make the restrictions in the restriction notice apply to any right to an allotment of further shares associated with the identified shares.

(F) If a shareholder receives a restriction notice, he may ask the company for a written explanation of why the notice was given, or why it has not been cancelled. The company must respond within 14 days of receiving the request.

(G) If the company gives a statutory notice to a person it thinks has an interest in any of its shares, it will also give a copy at the same time to the person who holds the shares. If the company does not do so or the holder does not receive the copy, this will not invalidate the statutory notice.

(H) This article does not restrict in any way the provisions of the Companies Act which apply to failures to comply with notices under section 212 of the Companies Act.

14.      UNCERTIFICATED SHARES

(A) Under the Uncertificated Securities Regulations, the directors may allow the ownership of selected shares to be evidenced without share certificates and for these shares to be transferred through CREST. The directors may select and make arrangements for any class of shares to participate in CREST in this way, provided that the shares of the class are identical in all respects.

         As long as the directors comply with the Uncertificated Securities Regulations and the rules of CREST, they may also withdraw a class of shares from being transferred through CREST and from allowing ownership of them to be evidenced without share certificates.

         CREST shares do not form a class of shares separate from certificated shares with the same rights.

(B) If the company has any shares in issue which are in uncertificated form, these articles apply to those shares, but only as far as they are consistent with:

         (i)      holding shares in an uncertificated form;

         (ii)     transferring shares through CREST;

         (iii)    any provision of the Uncertificated Securities Regulations; or

         (iv)     any rules laid down by the directors under this article.

(C)      The directors can lay down rules:

         (i) which govern the issue, holding and transfer and, where appropriate, the mechanics of conversion and redemption of CREST shares and other securities;

         (ii) which govern the mechanics for payments involving a relevant system; and

         (iii) which make any other provisions which the directors consider are necessary to ensure that the articles are consistent with the Uncertificated Securities Regulations or with any rules or guidance of an Operator of a relevant system under the Uncertificated Securities Regulations.

         These rules will, if they say so, apply instead of the other provisions in these articles relating to certificates and the transfer, conversion and redemption of shares and other securities and any other provisions which are not consistent with the Uncertificated Securities Regulations.

(D) CREST shares may be changed to become certificated shares and certificated shares may be changed to become CREST shares, provided the requirements of the Uncertificated Securities Regulations and the rules of CREST are met.

(E) Unless the Uncertificated Securities Regulations or the rules of CREST otherwise require or the directors otherwise determine, shares which are issued or created from or in respect of CREST shares will be CREST shares and shares which are issued or created from or in respect of certificated shares will be certificated shares.

15.      RIGHT TO SHARE CERTIFICATES

(A) When a shareholder is first registered as the holder of any class of certificated shares, he is entitled, free of charge, to a separate share certificate for each class held by him.

(B) If a shareholder gets more certificated shares of any class, he is entitled, without charge, to another certificate for the extra shares.

(C) If a shareholder transfers part of his shares represented by a share certificate, he is entitled, free of charge, to a new certificate for the balance to the extent the balance is to be held in certificated form.

(D) Where a certificated share is held jointly, the company does not have to issue more than one certificate for that share. When the company delivers a share certificate to one joint shareholder, this is treated as delivery to all of the joint shareholders.

(E) The time limit for the company to provide a share certificate under this article is:

         (i) one month after the allotment of a new share in certificated form (or any longer period provided by its terms of issue);

         (ii) five business days after a transfer of a fully paid share in certificated form is presented for registration; or

         (iii) two months after a transfer of a partly paid share in certificated form is presented for registration.

16.      REPLACEMENT OF SHARE CERTIFICATES

(A) If a shareholder has two or more share certificates for shares of the same class, he can ask the company for these to be cancelled and replaced by a single new certificate. The company must comply with this request.

(B) A shareholder can ask the company to cancel and replace a single share certificate with two or more certificates for the same total number of shares. The company may comply with this request.

(C) A shareholder can ask the company for a new certificate if the original is:

         (i)      damaged or defaced; or

         (ii)     said to be lost, stolen or destroyed.

(D) If a certificate has been damaged or defaced, the company can require the certificate to be returned to it before issuing a replacement. If a certificate is said to be lost, stolen or destroyed, the company can require satisfactory evidence of this and insist on receiving an indemnity before issuing a replacement.

(E) The directors can require the shareholder to pay the company's exceptional out-of-pocket expenses for issuing any certificates under this article.

(F) Any one joint shareholder holding certificated shares can request replacement certificates under this article.

17.      EXECUTION OF SHARE CERTIFICATES

Share certificates must be signed under a seal or in such other way as the directors decide. The directors can resolve that signatures on any share certificates can be applied to the certificates by mechanical means or can be printed on them or that the certificates need not be signed at all. A share certificate must state the number and class of shares to which it relates and the amount paid up on those shares.

18.      COMPANY'S LIEN ON SHARES NOT FULLY PAID

The company has a lien on all partly paid shares. This lien has priority over claims of others to the shares. The lien is for any money owed to the company for the shares. The directors can decide to give up any lien which has arisen and can also decide to suspend any lien which would otherwise apply to particular shares.

19.      ENFORCING LIEN BY SALE

If a shareholder fails to pay the company any amount due on his partly paid shares, the directors can enforce the company's lien by selling all or any of them in any way they decide. The directors may not, however, sell the shares until all the following conditions are met:

         (i)      the money owed by the shareholder must be payable immediately;

         (ii) the directors must have given written notice to the shareholder. The notice must state the amount of money due, it must demand payment of this sum and state that the shareholders' shares may be sold if the money is not paid;

         (iii) the notice must have been served on the shareholder or on any person who is entitled to the shares by law and can be served in any way that the directors decide; and

         (iv) the money has not been paid by at least 14 clear days after the notice has been served.

The directors can authorise any person to sign a document transferring the shares. Any such transferee will not be bound to ensure that his purchase moneys are transferred to the person whose shares have been sold, nor will his ownership of the shares be affected by any irregularity or invalidity in relation to the sale to him.

20.      APPLICATION OF PROCEEDS OF SALE

If the directors sell any shares on which the company has a lien, the proceeds will first be used to pay the company's expenses associated with the sale. The remaining money will be used to pay off the amount which is then payable on the shares and any balance will be passed to the former shareholder or to any person who would otherwise be entitled to the shares by law. If the shares are held in certificated form, the company need not pay over anything until the certificate representing the shares sold has been delivered to the company for cancellation.

21.      CALLS

The directors can call on shareholders to pay any money which has not yet been paid to the company for their shares. This includes the nominal value of the shares and any premium which may be payable on those shares. The directors can also make calls on people who are entitled to shares by law. If the terms of issue of the shares allow this, the directors can do any one or more of the following:

         (i)      make calls at any time and as often as they think fit;

         (ii)     decide when and where the money is to be paid;

         (iii)    decide that the money may be paid by instalments;

         (iv)     revoke or postpone any call.

A member who has received at least 14 clear days' notice giving details of the amount called and of the time and place for payment, must pay the call as required by the notice.

22.      TIMING OF CALLS

A call is treated as having been made as soon as the directors have passed a resolution authorising it.

23.      LIABILITY OF JOINT HOLDERS

Joint shareholders are jointly and severally liable to pay any calls in respect of their shares. This means that any of them may be sued for all the money due on the shares or they may be sued together.

24.      INTEREST DUE ON NON-PAYMENT

Where a call is made and the money due remains unpaid, the shareholder will be liable to pay interest on the amount unpaid from the day it is due until it has actually been paid. The directors will decide on the annual rate of interest, which must not exceed 15 per cent. The shareholder will also be liable to pay all expenses incurred by the company as a result of the non-payment of the call. The directors can decide to forego payment of any or all of such interest or expenses.

25.      SUMS DUE ON ALLOTMENT TREATED AS CALLS

If the terms of a share require any money to be paid at the time of allotment, or at any other fixed date, the money due will be treated in the same way as a valid call for money on shares which is due on the same date. If this money is not paid, everything in these articles relating to non-payment of calls applies. This includes articles which allow the company to forfeit or sell shares and to claim interest.

26.      POWER TO DIFFERENTIATE

On or before an issue of shares, the directors can decide that shareholders may be called on to pay different amounts or that they may be called on at different times.

27.      PAYMENT OF CALLS IN ADVANCE

The directors can accept payment in advance of some or all of the money from a shareholder before he is called on to pay that money. The directors can agree to pay interest at a rate (not exceeding (unless the company passes an ordinary resolution to allow a higher rate) 15 per cent. per annum) fixed by the directors on money paid in advance until it would otherwise be due to the company.

28.      NOTICE IF CALL OR INSTALMENT NOT PAID

If a shareholder fails to pay a call or an instalment of a call when due, the directors may send the shareholder a notice requiring payment of the unpaid amount, together with any interest accrued and any expenses incurred by the company as a result of the failure to pay.

29.      FORM OF NOTICE

This notice must:

         (i) demand payment of the amount immediately payable, plus any interest and expenses;

         (ii) give the date by when the total amount due must be paid. This must be at least 14 clear days after the date of the notice;

         (iii)    say where the payment must be made; and

         (iv) say that if the full amount demanded is not paid by the time and at the place stated, the company can forfeit the shares on which the call or instalment is outstanding.

The directors may accept the surrender of any share which would otherwise be forfeited. Where they do so, references in these articles to forfeiture include surrender.

30.      FORFEITURE FOR NON-COMPLIANCE WITH NOTICE

If the notice is not complied with, the shares it relates to can be forfeited at any time while any amount is still outstanding. This is done by the directors passing a resolution stating that the shares have been forfeited.

31.      NOTICE AFTER FORFEITURE

After a share has been forfeited, the company will notify the person whose share has been forfeited. This includes a person who was entitled to the share by law. However, the share will still be forfeited even if such notice is not given.

32.      SALE OF FORFEITED SHARES

(A) A forfeited share becomes the property of the company and the directors may sell or dispose of it on any terms and in any way that they decide. This can be with, or without, a credit for any amount previously paid up for the share. It can be sold or disposed of to any person, including the previous shareholder or the person who was previously entitled to the share by law. The directors can, if necessary, authorise any person to transfer a forfeited share.

(B) After a share has been forfeited, the directors may cancel the forfeiture, but only before the share has been sold or disposed of. This cancellation of forfeiture may be on any terms the directors decide.

33.      ARREARS TO BE PAID NOTWITHSTANDING FORFEITURES

When a person's shares have been forfeited, he will lose all rights as shareholder in respect of those forfeited shares. If the shares are certificated shares, he must return any share certificate for the forfeited shares to the company for cancellation. However, he will remain liable to pay calls which have been made, but not paid, before the shares were forfeited. He must also pay interest on the unpaid amount until it is paid. The directors can fix the rate of interest, but it must not be more than 15 per cent. a year. The shareholder continues to be liable for all claims and demands which the company could have made relating to the forfeited share. He is not entitled to any credit for the value of the share when it was forfeited or for any consideration received on its disposal unless the directors decide to allow credit for all or any of that value.

34.      STATUTORY DECLARATION AS TO FORFEITURE

(A)      A director or the secretary may make a statutory declaration declaring:

         (i)      that he is a director or the secretary of the company;

         (ii)     that a share has been properly forfeited under the articles;
                  and

         (iii)    when the share was forfeited.

         The declaration will be evidence of these facts which cannot be disputed.

(B) If such a declaration is delivered to a new holder of a share along with a completed transfer form (if one is required), this gives the buyer good title. The new shareholder does not need to take any steps to see how any money paid for the share is used. His ownership of the share will not be affected if the steps taken to forfeit, sell or dispose of the share were invalid or irregular, or if anything that should have been done was not done.

35.      TRANSFER

(A)      Certificated shares

         Unless these articles say otherwise, any shareholder may transfer some or all of his certificated shares to another person. A transfer of certificated shares must be made in writing and either in the usual standard form or in any other form approved by the directors.

(B)      CREST shares

         Unless these articles say otherwise, any shareholder may transfer some or all of his CREST shares to another person. A transfer of CREST shares must be made by means of a relevant system and must comply with the Uncertificated Securities Regulations.

36.      EXECUTION OF TRANSFER

(A) A share transfer form must be signed or made effective in some other way by, or on behalf of, the person making the transfer.

(B) In the case of a transfer of a share held in certificated form, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by, or on behalf of, the person to whom the share is being transferred.

(C) The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.

(D) If the company registers a transfer of a share held in certificated form, it can keep the transfer form.

37.      RIGHTS TO DECLINE REGISTRATION OF PARTLY PAID SHARES

The directors may, without giving any reason, refuse to register the transfer of any shares which are not fully paid. But, if any of those shares have been admitted to the Official List of the London Stock Exchange, the directors cannot refuse to register the transfer if this would stop dealings in the shares from taking place on an open and proper basis.

38.      OTHER RIGHTS TO DECLINE REGISTRATION

(A)      Certificated shares

         (i) A share transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form.

         (ii) Transfers may not be in favour of more than four joint holders.

         (iii) The share transfer form must be delivered to the office, or any other place decided on by the directors. The transfer form must be accompanied by the share certificate relating to the shares being transferred, unless the transfer is being made by a person to whom the company was not required to, and did not send, a certificate. The directors may also ask (acting reasonably) for any other evidence to show that the person wishing to transfer the share is entitled to do so.

(B)      CREST shares

         (i) The directors may refuse to register a transfer of CREST shares in the circumstances set out in the Uncertificated Securities Regulations.

         (ii) Transfers may not be in favour of more than four joint holders.

39.      NOTICE OF REFUSAL

If the directors decide not to register a share transfer, they must notify the person to whom the shares were being transferred. This must be done no later than two months after the company receives the transfer (where the shares are held in certificated form) or two months after the company receives the relevant Operator-instruction (where the shares are CREST shares).

40.      NO FEE FOR REGISTRATION

No fee is payable to the company for transferring shares or registering changes relating to the ownership of shares.

41.      UNTRACED SHAREHOLDERS

(A) The company may sell any certificated shares by instructing a member of the London Stock Exchange to sell them at the best price reasonably obtainable at the time of sale, if:

         (i) during the 12 years before the earliest of the notices referred to in (ii) below, at least three dividends have become payable on the shares and no dividend has been claimed during that period;

         (ii) after the 12 year period, the company has published a notice, stating that it intends to sell the shares. The notice must have appeared in a national newspaper in the United Kingdom and in a local newspaper appearing in the area in the United Kingdom which includes the address held by the company for serving notices relating to those shares;

         (iii) during the 12 year period and for three months after the last of the notices referred to in (ii) above appear, the company has not heard from the shareholder or any person entitled to the shares by law; and

         (iv) the company has notified the London Stock Exchange that it intends to sell the shares.

(B) To sell any shares in this way, the directors may appoint anyone to transfer the shares. This transfer will be just as effective as if it had been signed by the holder, or by a person who is entitled to the shares by law. The person to whom the shares are transferred will not be bound to concern himself as to what is done with the purchase moneys nor will his ownership be affected even if the sale is irregular or invalid in any way.

(C) The proceeds of sale will belong to the company, but it must pay an amount equal to the sale proceeds less the costs of the sale to the shareholder who could not be traced, or to the person who is entitled to his shares by law, if that shareholder, or person, asks for it.

(D) After the sale, the company must record the name of the shareholder, or (if known) the person who would have been entitled to the shares by law, as a creditor for the money in its accounts. The company will not be a trustee of the money and will not be liable to pay interest on it. The company can use the money, and any money earned by using the money, for its business or in any other way that the directors decide, but the money cannot be invested in the company's shares or in the shares of any holding company of the company.

42.      TRANSMISSION ON DEATH

(A) When a sole shareholder or a shareholder who is the last survivor of joint shareholders dies, his personal representatives will be the only people whom the company will recognise as being entitled to his shares.

(B) If a joint shareholder dies, the surviving joint shareholder or shareholders will be the only people whom the company will recognise as being entitled to his shares.

(C) However, this article does not discharge the estate of any shareholder from any liability.

43.      ENTRY OF TRANSMISSION IN REGISTER

A person who becomes entitled to a share by law must provide any evidence of his entitlement which is reasonably required by the directors. The directors must note his entitlement in the register within two months of receiving such evidence.

44.      ELECTION OF PERSON ENTITLED BY TRANSMISSION

(A) A person who becomes entitled to a share by law can either be registered as the shareholder or choose another person to become the shareholder.

(B) If a person who is entitled to a share by law wants to be registered as a shareholder, he must deliver or send a notice to the company saying that he has made this decision. He must sign this notice which must be in the form specified by the directors. This notice will be treated as a transfer form. All the provisions of the articles about registering transfers of shares apply to it. The directors have the same power to refuse to register a person entitled to shares by law as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.

(C) If a person who is entitled to a share by law wants the share to be transferred to another person, he must do this by signing a transfer form to the person he has selected. The directors have the same power to refuse to register the person selected as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.

45.      RIGHTS OF PERSON ENTITLED BY TRANSMISSION

(A) A person who is entitled to a share by law is entitled to any dividends or other money relating to the share, even though he is not registered as the holder of the share. But the directors can withhold the dividend and other money until a person has been properly registered as the shareholder as laid down in these articles. They can also withhold the dividend if the person who was previously entitled to the share could have had his dividend withheld.

(B) Unless he is registered as the holder of the share, the person entitled to the share by law is not entitled to:

         (i) receive notices of shareholders' meetings or to attend or vote at these meetings; or

         (ii)     any of the other rights and benefits of being a shareholder,

         unless the directors decide to allow this.

46.      INCREASE, CONSOLIDATION, SUB-DIVISION AND CANCELLATION

(A) The company's shareholders can increase the company's share capital by passing an ordinary resolution. This resolution will fix the amount of the increase and the nominal amount of the new shares.

(B) The company's shareholders can pass an ordinary resolution to do any of the following:

         (i) consolidate, or consolidate and then divide, all or any of its share capital into shares of a larger nominal value than the existing shares;

         (ii) divide some or all of its shares into shares of a smaller nominal value than the existing shares. This is subject to the restrictions in the Companies Act. The resolution may provide that as between the holders of the divided shares different rights and restrictions of a kind which the company can apply to new shares may apply to different divided shares; and

         (iii) cancel any shares which have not been taken, or agreed to be taken, by anyone at the date of the resolution and reduce the amount of the company's share capital by the amount of the cancelled shares.

47.      FRACTIONS

If any shares are consolidated, the directors have power to deal with any fractions of shares which result from the consolidation. If the directors decide to sell any shares representing fractions, they can do so for the best price reasonably obtainable and distribute the net proceeds of sale among shareholders in proportion to their fractional entitlements. The directors can sell those shares to anyone, including the company, if the legislation allows, and can authorise any person to transfer or deliver the shares to the buyer. The buyer does not have to take any steps to see how any money he is paying is used and his ownership will not be affected if the sale is irregular or invalid in any way.

48.      REDUCTION OF CAPITAL

The company may pass a special resolution to reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.


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

49.      EXTRAORDINARY GENERAL MEETINGS

Any general meeting of the company which is not an annual general meeting is called an extraordinary general meeting.

50.      ANNUAL GENERAL MEETINGS

The company must hold an annual general meeting each year in addition to any other general meetings held in the year. The directors will decide when and where it is to be held. The notice calling the meeting must say that the meeting is the annual general meeting. There must not be a gap of more than 15 months between one annual general meeting and the next.

51.      CONVENING OF EXTRAORDINARY GENERAL MEETINGS

The directors may call an extraordinary general meeting at any time.

52.      SEPARATE GENERAL MEETINGS

If a separate general meeting of holders of shares of a class is called otherwise than for changing or abrogating the rights of the shares of that class, the provisions of these articles relating to general meetings will apply to such a meeting with any necessary changes. For the purposes of this article, a general meeting where ordinary shareholders are the only shareholders who can attend and vote in their capacity as shareholders will also constitute a separate general meeting of the holders of the ordinary shares.

53.      LENGTH OF NOTICE

(A) At least 21 clear days' written notice must be given for every annual general meeting and for any other meeting called to pass a special resolution or to pass some other resolution of which special notice under the Companies Act has been given to the company. For all other general meetings, at least 14 clear days' written notice must be given.

(B)      The notice for any general meeting must state:

         (i)      where the meeting is to be held;

         (ii)     the date and time of the meeting; and

         (iii)    the general nature of the business of the meeting.

(C) All shareholders must be given notice of every general meeting. The only exception is those shareholders who are not entitled to receive a notice because of:

         (i)      a provision in these articles; or

         (ii)     the terms of issue of the shares they hold.

         Notice must also be given to the auditors.

54.      OMISSION OR NON-RECEIPT OF NOTICE

If any notice or other document relating to any meeting or other proceeding is accidentally not sent, or is not received, the meeting or other proceeding will not be invalid as a result.


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

55.      POSTPONEMENT OF GENERAL MEETINGS

If the directors consider that it is impracticable or unreasonable to hold a general meeting on the date or at the time or place stated in the notice calling the meeting, they may move or postpone the meeting (or do both). If the directors do this, an announcement of the date, time and place of the rearranged meeting will, if practicable, be published in at least two national newspapers in the United Kingdom. Notice of the business of the meeting does not need to be given again. The directors must take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements. If a meeting is rearranged in this way, proxy forms can be delivered as required by these articles, until 48 hours before the time of the rearranged meeting.

56.      QUORUM

Before a general meeting starts to do business there must be a quorum present. Unless these articles say otherwise, a quorum for all purposes is two people who are entitled to vote. They may be shareholders who are personally present or proxies for shareholders and each person will count towards the quorum. If a quorum is not present, a chairman of the meeting can still be chosen or appointed and this will not be treated as part of the business of the meeting.

57.      PROCEDURE IF QUORUM NOT PRESENT

(A) This article applies if a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour which the chairman of the meeting may decide.

(B) If the meeting was called by shareholders it shall be dissolved. Any other meeting shall be adjourned to any day (being not less than three nor more than 28 days later), time and place stated in the notice of meeting. If the notice does not provide for this, the meeting shall be adjourned to a day (being not less than 10 nor more than 28 days later), time and place decided on by the chairman of the meeting and in this case the company will give not less than seven clear days' notice in writing of the adjourned meeting.

(C) One member present in person or by proxy will constitute a quorum at any adjourned meeting and any notice of an adjourned meeting will say this.

58.      SECURITY ARRANGEMENTS

The directors may put in place arrangements, both before and during any general meeting, which they consider to be appropriate for the proper and orderly conduct of the general meeting and the safety of people attending it. This authority includes power to refuse entry to, or eject from meetings, people who fail to comply with the arrangements.

59.      CHAIRMAN OF GENERAL MEETING

(A) The chairman will be the chairman of the meeting at every general meeting, if he is willing and able to take the chair.

(B) If the company does not have a chairman, or if he is not willing and able to take the chair, a deputy chairman will chair the meeting if he is willing and able to take the chair. If more than one deputy chairman is present they will agree between themselves who will take the chair and if they cannot agree, the deputy chairman who has been a director longest will take the chair.

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

(C) If the company does not have a chairman or a deputy chairman, or if neither the chairman nor a deputy chairman is willing and able to chair the meeting, after waiting five minutes from the time that a meeting is due to start, the directors who are present will choose one of themselves to act as chairman of the meeting. If there is only one director present, he will be the chairman of the meeting, if he agrees.

(D) If there is no director willing and able to be the chairman of the meeting, then the shareholders who are personally present at the meeting and entitled to vote will decide which one of them is to be the chairman of the meeting.

(E) Nothing in these articles restricts or excludes any of the powers, or rights of a chairman of a meeting which are given by the general law.

60.      ORDERLY CONDUCT

The chairman of a meeting may take any action he considers appropriate for proper and orderly conduct at a general meeting.

61.      ENTITLEMENT TO ATTEND AND SPEAK

Each director may attend and speak at any general meeting of the company. The chairman of a meeting may also allow anyone to attend and speak where he considers that this will help the business of the meeting.

62.      ADJOURNMENTS

(A) The chairman of a meeting can adjourn the meeting, before or after it has started, and whether or not a quorum is present, if he considers that:

         (i) there is not enough room for the number of shareholders who wish to attend the meeting;

         (ii) the behaviour of the people present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

         (iii) an adjournment is necessary for any other reason, so that the business of the meeting can be properly carried out.

         The chairman of the meeting does not need the consent of the meeting to adjourn it for any of these reasons to a time, date and place which he decides. He may also adjourn the meeting to a later time on the same day or indefinitely. If a meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned meeting.

(B) The chairman of a meeting can also adjourn a meeting which has a quorum present if this is agreed by the meeting. This can be to a time, date and place proposed by the chairman of the meeting or the adjournment can be indefinite. The chairman of the meeting must adjourn the meeting if the meeting directs him to. In these circumstances the meeting will decide how long the adjournment will be and where it will adjourn to. If a meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned meeting.

(C) A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

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

63.      NOTICE OF ADJOURNMENT

Where a meeting is adjourned indefinitely or for more than three months, notice of the adjourned meeting must be given in the same way as was required for the original meeting. Except where these articles require it, there is no need to give notice of the adjourned meeting or of the business to be considered there.

64.      AMENDMENTS TO RESOLUTIONS

(A) Amendments can be proposed to any resolution if they are clerical amendments or amendments to correct some other obvious error in the resolution.

(B) No other amendments can be proposed to any special resolution or extraordinary resolution.

(C) Amendments to an ordinary resolution which are within the scope of the resolution can be proposed if:

         (i) notice of the proposed amendment is delivered to the office at least two working days before the date of the meeting, or adjourned meeting; or

         (ii) the chairman of the meeting decides that the amendment is appropriate for consideration by the meeting.

         No other amendment can be proposed to an ordinary resolution.

65.      AMENDMENTS RULED OUT OF ORDER

If the chairman of a meeting, acting in good faith, rules that a proposed amendment to any resolution under consideration is out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

66.      VOTING OF MEMBERS

Only shareholders who are present in person at a general meeting may vote on a show of hands. They will have one vote each. Proxies may not vote on a show of hands. On a poll, every shareholder present in person or by proxy will have one vote for every five pence in nominal value of the shares he holds. This is subject to any special rights or restrictions which are given to any class of shares by, or under, these articles.

67.      METHOD OF VOTING

A resolution put to the vote at any general meeting will be decided on a show of hands unless a poll is demanded when, or before, the chairman of the meeting declares the result of the show of hands. A poll may be demanded by:

         (i)      the chairman of the meeting;

         (ii) at least three shareholders at the meeting (including proxies) who are entitled to vote;

         (iii) one or more shareholders at the meeting (including proxies) who are entitled to vote and who have between them at least ten per cent. of the total votes of all shareholders (including proxies) who have the right to vote at the meeting; or

         (iv) one or more shareholders (including proxies) who have (or represent members who have) shares which allow them to vote at the meeting and on which the total amount which has been paid up on these shares is at least ten per cent. of the total sum paid up on all shares which give the right to vote at the meeting.

A demand for a poll can be withdrawn if the chairman of the meeting agrees to this. If a poll is demanded, and this demand is then withdrawn, any declaration by the chairman of the meeting of the result of a vote on that resolution by a show of hands, which was made before the poll was demanded, will stand.

68.      PROCEDURE IF POLL DEMANDED

If a poll is demanded in the way allowed by these articles, the chairman of the meeting will decide when, where and how it will be carried out. The result will be treated as the decision of the meeting at which the poll was demanded, even if the poll is carried out after the meeting.

69.      WHEN POLL TO BE TAKEN

If a poll is demanded on a vote to elect the chairman of the meeting, or to adjourn a meeting, it must be taken immediately at the meeting. Any other poll demanded can either be taken immediately or within 30 days from the date it was demanded and at a time and place decided on by the chairman of the meeting. It is not necessary to give notice for a poll which is not taken immediately.

70.      CONTINUANCE OF OTHER BUSINESS AFTER POLL DEMAND

A demand for a poll on a particular matter will not stop a meeting from continuing to deal with other matters.

71.      VOTES ON A POLL

On a poll a shareholder can vote either in person or by his proxy. A shareholder may appoint more than one proxy to attend on the same occasion.

72.      CASTING VOTE OF CHAIRMAN

Where equal votes are cast at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting will be entitled to an additional or casting vote.

73.      VOTES OF JOINT HOLDERS

This article applies to a share held by joint shareholders. If more than one of the joint shareholders votes, the only vote which will count is the vote of the person whose name is listed before the other voters on the register for the share.

74.      VOTING ON BEHALF OF INCAPABLE MEMBER

This article applies where a shareholder is of unsound mind and a court which claims jurisdiction to protect people who are unable to manage their own affairs has made an order about the shareholder. The person appointed to act for that shareholder may vote for him. He may also exercise any other rights of the shareholder relating to meetings. This includes appointing a proxy, voting on a show of hands and voting on a poll. Before the representative does so however, he must deliver such evidence of his authority as the directors may require to the office not later than the latest time at which a proxy form must be delivered to be valid for use at the relevant meeting or on the holding of the relevant poll. If a different place for the delivery of proxy forms is specified, the evidence must instead be delivered to that address.

75.      NO RIGHT TO VOTE WHERE SUMS OVERDUE ON SHARES

Unless the directors decide otherwise, a shareholder may not vote at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or exercise any other right conferred by membership in relation to general meetings if he has not paid all amounts relating to his shares which are due at the time of the meeting.

76.      OBJECTIONS OR ERRORS IN VOTING

If:--

         (i)      any objection to the right of any person to vote is made;

         (ii) any votes have been counted which ought not to have been counted or which might have been rejected; or

         (iii)    any votes are not counted which ought to have been counted,

         the objection or error must be raised or pointed out at the meeting (or the adjourned meeting) at which the vote objected to is cast or at which the error occurs. If a vote is not disallowed at a meeting, it is valid for all purposes and if a vote is not counted at a meeting, this will not affect the decision of the meeting. Any objection or error must be raised with the chairman of the meeting. His decision is final.

77.      EXECUTION OF PROXIES

A proxy form must be in writing, signed by the shareholder appointing the proxy, or by an attorney who must have written authority to sign the form. Where the proxy is appointed by a company, the proxy form should either be sealed by that company or signed by someone authorised to sign it.

78.      DELIVERY OF PROXIES

Proxy forms must be delivered to the office, or to any other place specified in the notice of meeting or in the form itself, at least:

         (i)      48 hours before a meeting or an adjourned meeting; or

         (ii) 24 hours before a poll is taken, if the poll is not taken on the same day as the meeting or adjourned meeting.

If a proxy form is signed by an attorney, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or an office copy) must be delivered with the proxy form, unless the power of attorney has already been registered with the company.

If more than one valid proxy form is delivered in respect of the same share for use at the same meeting, the one which is delivered last (regardless of the date on which it is signed) will be treated as the valid form. If it is not possible to determine the order of delivery, none of the forms will be treated as valid.

If this article is not complied with, the proxy will not be able to act for the person who appointed him.

79.      MAXIMUM VALIDITY OF PROXY

A proxy form will expire 12 months from the date the form states that it is signed on. But it will be valid if it is used at an adjourned meeting, or a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

80.      FORM OF PROXY

A proxy form can be in any form which the directors approve. A proxy form gives the proxy the authority to demand a poll or to join others in demanding a poll and to vote on any amendment to a resolution put to the meeting.

81.      CANCELLATION OF PROXY'S AUTHORITY

Any vote cast in the way a proxy form authorises or any demand for a poll made by a proxy will be valid even though:

         (i) the person who appointed the proxy has died or is of unsound mind;

         (ii)     the proxy form has been revoked; or

         (iii) the authority of the person who signed the proxy form for the shareholder has been revoked.

However, this does not apply if written notice of the fact has been received at the office (or at any other place specified for the delivery of forms of proxy) at least:

         (i)      48 hours before the meeting or adjourned meeting; or

         (ii) 24 hours before a poll is taken, if the poll is not taken on the day of the meeting or adjourned meeting.

82.      NUMBER OF DIRECTORS

The company must have a minimum of two directors and a maximum of 20 directors (disregarding alternate directors). But the shareholders can change these restrictions by passing an ordinary resolution.

83.      AGE OF DIRECTORS

No person will be disqualified from being appointed a director or be required to stop being a director because he has reached a particular age. It is not necessary to give special notice of a resolution appointing or electing someone a director if he is 70 or more. However, any person who is of the age of 70 or more must retire in accordance with these articles. Any notice of meeting at which a resolution will be proposed to re-appoint a director or to appoint a director who is of the age of 70 or more must state the fact that the relevant director is aged 70 or more. The accidental omission to make such disclosure will not make invalid the proceedings, or any appointment or re-appointment of the relevant director, at that meeting.

84.      DIRECTORS' SHAREHOLDING QUALIFICATION

The directors are not required to hold any shares in the company.

85.      POWER OF COMPANY TO APPOINT DIRECTORS

Subject to these articles, the company may elect any willing person to be a director, either as an extra director or to fill a vacancy where a director has stopped being a director for some reason by passing an ordinary resolution.

86.      POWER OF DIRECTORS TO APPOINT DIRECTORS

Subject to these articles, the directors may appoint any willing person to be a director, either as an extra director or as a replacement for another director. Any director appointed in this way must retire from office at the first annual general meeting after his appointment. A director who retires in this way is not taken into account when deciding which and how many directors should retire by rotation at the annual general meeting.

87.      NUMBER TO RETIRE BY ROTATION

At every annual general meeting one third of the current directors must retire as directors. Where the number of directors is not three or a number divisible by three, the number of directors to retire will be the number which is nearest to and less than one third. If there are less than three directors, they will all retire.

88.      IDENTITY OF DIRECTORS TO RETIRE

(A) The directors to retire by rotation will be those directors who have been directors longest since they were last elected. If there are directors who were last elected on the same date, they can agree on who is to retire. If they do not agree, they must draw lots to decide.

(B)      In addition:

         (i) any director who would not otherwise be required to retire by rotation at the third annual general meeting after his last appointment or re-appointment; and

         (ii) any director of the age of 70 or over who would not otherwise be required to retire,

         must retire by rotation.

(C) The number and identity of directors to retire on each occasion will be determined by the composition of the directors at the start of business on the date of the notice which convenes the annual general meeting. A director will not be required to retire or be relieved from retiring because of any change in the number or identity of the directors after that time but before the close of the meeting.

89.      FILLING VACANCIES

At the general meeting at which a director retires, shareholders can pass an ordinary resolution to re-elect the director or to elect some other eligible person in his place.

90.      POWER OF REMOVAL BY SPECIAL RESOLUTION

In addition to any power to remove directors conferred by the legislation, the company may pass a special resolution to remove a director from office even though his time in office has not ended and may (subject to these articles) elect a person to replace a director who has been removed in this way by passing an ordinary resolution.

91.      PERSONS ELIGIBLE AS DIRECTORS

The only people who may be elected as directors at a general meeting are the following:

         (i)      directors retiring at the meeting;

         (ii)     anyone recommended by the directors; and

         (iii) anyone nominated by a shareholder (not being the person to be nominated) in the following way:

                  The shareholder must be entitled to vote at the meeting. He must deliver to the office not less than seven nor more than 42 days before the day of the meeting:

                  (a) a letter stating that he intends to nominate another person for election as a director; and

                  (b) written confirmation from that person that he is willing to be elected.

92.      POSITION OF RETIRING DIRECTORS

A director retiring at a general meeting retires at the end of that meeting unless the legislation requires him to retire at some other time. Where a retiring director is re-elected he continues as a director without a break.

93.      VACATION OF OFFICE BY DIRECTORS

Any director automatically stops being a director in any one or more of the following circumstances:

         (i)      if he gives the company a letter of resignation;

         (ii) if all of the other directors (who must comprise at least three people) pass a resolution or sign a notice requiring the director to resign;

         (iii) if he is or has been suffering from mental ill health and the directors pass a resolution stating that he has ceased to be a director;

         (iv) if he has missed directors' meetings for a continuous period of six months without permission from the directors and the directors pass a resolution stating that he has ceased to be a director;

         (v) if a bankruptcy order is made against him or he makes any arrangement or composition with his creditors;

         (vi) if he is prohibited from being a director under the legislation; or

         (vii) if he ceases to be a director by virtue of the legislation or he is removed from office under these articles.

If a director stops being a director for any reason, he will also automatically cease to be a member of any committee or sub-committee of the directors.

94.      ALTERNATE DIRECTORS

(A) Any director may appoint any person (including another director) to act in his place (called an "alternate director"). That appointment requires the approval of the directors, unless previously approved by the directors or unless the appointee is another director. A director appoints an alternate director by delivering a signed appointment to the office or by tabling it at a meeting of the directors.

(B) The appointment of an alternate director ends on the happening of any event which, if he were a director, would cause him to vacate that office. It also ends if his appointor stops being a director, unless that director retires at a general meeting at which he is re-elected. A director can also remove his alternate director by a written notice delivered to the office or tabled at a meeting of the directors. This notice must also be copied to the alternate director, but will be effective whether or not it has been received by the alternate director.

(C) An alternate director is entitled to receive notices of meetings of the directors, except when absent from the United Kingdom. He is entitled to attend and vote as a director at any meeting at which the director appointing him is not personally present and generally at that meeting is entitled to perform all of the functions of his appointor as a director. The provisions of the articles regulating the meeting apply as if he (instead of his appointor) were a director. If he is himself a director or attends any meeting as an alternate director, for more than one director, he can vote cumulatively for himself and for each other director he represents but he may not be counted more than once for the purposes of the quorum. If his appointor is absent from the United Kingdom or temporarily unable to act through ill health or disability, his signature to any resolution in writing of the directors is as effective as the signature of his appointor. If the directors decide to allow this, this article also applies in a similar fashion to any meeting of a committee of which his appointor is a member. Except as set out in this article, an alternate director:

         (i)      does not have power to act as a director;

         (ii) is not deemed to be a director for the purposes of these articles; and

         (iii)    is not deemed to be the agent of his appointor.

(D) An alternate director is entitled to contract and be interested in and benefit from contracts, transactions or arrangements and to be repaid expenses and to be indemnified to the same extent as if he were a director. However, he is not entitled to receive from the company as an alternate director any pay, except for that part (if any) of the pay otherwise payable to his appointor as his appointor may tell the company in writing to pay to his alternate director.

95.      EXECUTIVE DIRECTORS

(A) The directors or any committee authorised by the directors may appoint a director to any executive position, on such terms and for such period (subject to the provisions of the Companies Act) as they think fit. They may also terminate or vary an appointment at any time. The directors or any committee authorised by the directors will decide how much remuneration a director appointed to an executive office will receive (whether as salary, commission, profit share or any other form of remuneration) and whether this is in addition to or in place of his fees as a director.

(B) If the directors terminate the appointment, the termination will not affect any right of the company or the director in relation to any breach of any employment contract which may be involved in the termination.

96.      DIRECTORS' FEES

The total fees paid to all of the directors (but excluding any payments made under any other provision of these articles) must not exceed:

         (i)      *Pound Sterling 400,000 a year; or

         (ii) any higher sum decided on by an ordinary resolution at a general meeting.

97.      ADDITIONAL REMUNERATION

The directors or any committee authorised by the directors can give special pay to any director who performs any special or extra services for the company. This special pay can be paid either as well as, or instead of, his ordinary pay as a director. It can be paid as a lump sum, or as a salary or a combination, or in any other way.

98.      EXPENSES

The company may pay the reasonable travel, hotel and incidental expenses of each director incurred in attending and returning from general meetings, meetings of the directors or committees of the directors or any other meetings which as a director he is entitled to attend. The company will pay all other expenses properly and reasonably incurred by each director in connection with the company's business or in the performance of his duties as a director.

99.      PENSIONS AND GRATUITIES FOR DIRECTORS

(A) The directors or any committee authorised by the directors may decide whether to provide pensions or other benefits to any director or former director of the company, or any relation or dependant of such a person. However, if the directors want to provide a benefit to a director or former director who has not held an executive post or place of profit in the company or in a subsidiary undertaking or former subsidiary undertaking of the company or in any former owner of the business of the company or any subsidiary undertaking of the company, the company must also pass an ordinary resolution to approve the payment.

(B) A director or former director will not be accountable to the company or the shareholders for any benefit provided pursuant to this article. Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company. This article does not limit any of the powers given to the directors by the other articles, nor does it affect the directors' rights to receive fees and remuneration under any other article.

100.     PERMITTED INTERESTS AND VOTING

(A) If the legislation allows and he has disclosed the nature and extent of his interest to the directors, a director can do any one or more of the following:

         (i) have any kind of interest in any existing or proposed contract, transaction or arrangement with or involving the company;

------
* This paragraph was amended by special resolution passed on 22nd April, 2003.

         (ii) have any kind of interest in any existing or proposed contract, transaction or arrangement with or involving another company in which the company has some interest;

         (iii) alone, or through some firm with which he is associated, do paid professional work for the company (other than as auditor);

         (iv) hold any other position (other than auditor) in the company as well as being a director; and

         (v) hold any position within, or be a shareholder of, any company in which the company has an interest.

(B) A director does not have to hand over to the company any benefit he receives as a result of anything allowed under paragraph (A).

(C) Unless these articles say otherwise, a director cannot cast a vote on any contract, transaction, arrangement or any other kind of proposal in which he has an interest and which he knows is material. For this purpose, interests of a person who is connected with a director are added to the interests of the director himself. Interests purely as a result of an interest in the company's shares, debentures or other securities are disregarded. A director may not be included in the quorum of a meeting in relation to any resolution he is not allowed to vote on.

(D) However, a director can vote, and be counted in the quorum, on any resolution about any of the following things, as long as the only material interest he has in it is included in the following list:

         (i) a resolution about giving him, or any other person, any security or any indemnity for any money which he, or that other person, has lent at the request, or for the benefit, of the company, any of its holding companies or any of its subsidiary undertakings;

         (ii) a resolution about giving him, or any other person, any security or any indemnity for any liability which he, or that other person, has incurred at the request, or for the benefit of, the company, any of its holding companies or any of its subsidiary undertakings;

         (iii) a resolution about giving any security or any indemnity to any other person for a debt or obligation which is owed by the company, any of its holding companies or any of its subsidiary undertakings, to that other person, if the director has taken responsibility for some or all of that debt or obligation. The director can take this responsibility by giving a guarantee, indemnity or security;

         (iv) a resolution about any proposal relating to an offer of any shares or debentures or other securities for subscription or purchase by the company, any of its holding companies or any of its subsidiary undertakings, if the director takes part because he is a holder of shares, debentures or other securities, or if he takes part in the underwriting or sub-underwriting of the offer;

         (v) a resolution about any proposal involving any other company if the director (together with any person connected with the director), has a direct or indirect interest of any kind (including an interest by holding any position in that company, or by being a shareholder of that company). This does not apply if he knows that he and any persons connected with him hold an interest in shares representing one per cent. or more of:

                  (a)      any class of equity share capital of that company; or

                  (b)      the voting rights in that company.

                  Any of these interests of one per cent. or more are treated for the purposes of this paragraph (D) as being material interests;

         (vi) any arrangement for the benefit of employees of the company, any of its holding companies or any of its subsidiary undertakings which only gives him benefits which are also generally given to the employees to whom the arrangement relates; or

         (vii) a resolution about any proposal relating to any insurance which the company can buy and renew for the benefit of directors or of a group of people which includes directors.

(E) This paragraph (E) applies if the directors are considering proposals about appointing two or more directors to positions with the company or any company in which the company is interested. It also applies if the directors are considering setting or changing the terms of their appointment. These proposals can be split up to deal with each director separately. If this is done, each director can vote and be included in the quorum for each resolution, except the one concerning him. But he cannot vote if the resolution relates to appointing another director to a position with a company which the company is interested in if he has an interest of one per cent. or more in that company (in the manner described in paragraph (D)).

(F) If any question comes up at a meeting about whether a director has a material interest, or whether he can vote, and the director does not agree to abstain from voting on the issue, the question shall be referred to the chairman of the meeting (or, in the case of the chairman of the meeting, to the deputy chairman). The chairman of the meetings or deputy chairman's ruling about any other director is final and conclusive, unless the nature and extent of the director's interests have not been fairly disclosed to the directors.

(G)      For the purpose of this article:

         (i) a general notice given to the directors that a director has an interest of the kind stated in the notice in any contract, transaction or arrangement involving any company or person identified in the notice is treated as a standing disclosure that the director has that interest; and

         (ii) interests which are unknown to the director and which it is unreasonable to expect him to know about are ignored.

101.     GENERAL POWERS OF COMPANY VESTED IN DIRECTORS

(A) The directors shall manage the company's business. They can use all the company's powers. But this does not apply where these articles or the legislation say that powers can only be used by the shareholders voting to do so at a general meeting. The general management powers under this article are not limited in any way by specific powers given to the directors by other articles.

(B)      The directors are, however, subject to:

         (i)      the provisions of the legislation;

         (ii)     the requirements of these articles; and

         (iii) any regulations laid down by the shareholders by passing a special resolution at a general meeting.

         However, if the shareholders lay down any regulation relating to something which the directors have already done which was within their powers, that regulation cannot invalidate the directors' previous action.

102.     BORROWING POWERS

(A)      The directors may exercise all the company's powers:--

         (i)      to borrow money;

         (ii) to mortgage or charge all or any of the company's undertaking, property and assets (present and future) and uncalled capital;

         (iii)    to issue debentures and other securities; and

         (iv) to give security for any debt, liability or obligation of the company or of any third party.

(B)      (i)      The directors will limit the total borrowings of the company and, so far as they are able, its subsidiary undertakings to ensure that the total amount of the group's borrowings does not exceed the greater of Pound Sterling 50,000,000 and 1.5 times the company's adjusted capital and reserves.

         (ii) However, the company may pass an ordinary resolution allowing such borrowings to exceed such limit.

         (iii) Any borrowings owed by one member of the group to another will not be taken into account for the purposes of the calculation of the group's total borrowings.

(C)      Adjusted capital and reserves

         The company's adjusted capital and reserves will be established by the following calculations:--

         Add:--

         (i)      the amount paid up on the company's issued share capital; and

         (ii) the amount of the reserves (which include any share premium account, capital redemption reserve and any credit balance on the company's consolidated profit and loss account),

         using the figures shown on the then latest audited balance sheet.

         Then:--

         (iii) deduct any debit balance on profit and loss account at the date of the audited balance sheet (if such a deduction has not already been made on that account),

         and

         (iv) make any adjustments needed to reflect any changes since the date of the audited balance sheet to the amount of paid up share capital, share premium account or capital redemption reserve.

(D)      Borrowings

         When calculating the group's borrowings, the directors will include not only borrowings but also the following (unless these have already been included in borrowings):--

         (i) the nominal value of any issued share capital and the principal amount of any debentures or borrowed money of any person where:--

                  (a) a member of the group does not beneficially own such share capital or debenture or borrowed money; and

                  (b) either such share capital is not equity share capital or a member of the group has given a guarantee or indemnity for the redemption or repayment of any money due in relation to such debenture or borrowed money or a member of the group may have to buy such share capital;

         (ii) the amount outstanding under any acceptance credits opened for or in favour of any member of the group;

         (iii) the principal amount of any debenture (whether secured or unsecured) issued by any member of the group which is not beneficially owned by any other member of the group;

         (iv) the principal amount of any preference share capital of any subsidiary undertaking not owned by any member of the group; and

         (v) any fixed or minimum premium payable on the final repayment of any borrowing or deemed borrowing.

         However, the directors will not include the following items in the borrowings:

         (vi) amounts borrowed by any member of the group to repay some or all of any other borrowings of any member of the group (but this exclusion will only apply if the original debt is discharged within six months from the new borrowing);

         (vii) amounts borrowed by any member of the group to finance any contract where part of the price receivable by any member of the group is guaranteed or insured by the Export Credits Guarantee Department or any other similar government department or agency (but this exclusion will only apply up to an amount equal to the amount guaranteed or insured); or

         (viii) amounts borrowed by an undertaking which became a subsidiary undertaking of the company after the date of the last audited balance sheet (but this exclusion will only apply up to an amount equal to the amount of borrowings of the undertaking at the time immediately after it became a subsidiary undertaking).

(E) Any foreign currency amounts will be translated into sterling when calculating total borrowings. The exchange rate applied will be the exchange rate on:--

         (i)      the last business day before the date of the calculation; or

         (ii) the last business day six months before the date of the calculation,

         whichever exchange rate produces the lower figure.

         The exchange rate will be taken as the spot rate in London which is recommended by a London clearing bank (chosen by the directors for this purpose) as the most appropriate rate for buying the relevant currency for sterling on the relevant day.

(F) The audited balance sheet of the company will be taken as the audited balance sheet of the company prepared for the purposes of the legislation. However, if an audited consolidated balance sheet relating to the company and its subsidiary undertakings has been prepared for the same financial year, the audited consolidated balance sheet will be used instead. In that case, all references to reserves and profit and loss account will be taken to be references to consolidated reserves and consolidated profit and loss account respectively. Any amounts relating to outside interests in subsidiary undertakings will also be excluded.

(G) The company may from time to time change the accounting convention applied in the preparation of the audited balance sheet, but any new convention applied must comply with the requirements of the legislation. If the company prepares a supplementary audited balance sheet applying a different convention from the main audited balance sheet, the main audited balance sheet will be taken as the audited balance sheet for the purposes of the calculations under these articles.

(H) The group will be taken as the company and its subsidiary undertakings (if any).

(I)      A certificate or report by the company's auditors:--

         (i)      as to the amount of the adjusted capital and reserves;

         (ii)     as to the amount of any borrowings; or

         (iii) to the effect that the limit imposed by this article has not been or will not be exceeded at any particular time,

         will be conclusive evidence of that amount or that fact.

103.     AGENTS

(A) The directors can appoint anyone as the company's attorneys by granting a power of attorney or by authorising them in some other way. The attorneys can either be appointed directly by the directors or the directors can give someone else the power to select attorneys. The directors or the persons who are authorised by them to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the directors do not have under these articles.

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

(B) The directors can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the directors decide on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

(C)      The directors may:

         (i) delegate any of their authority, powers or discretions to any manager or agent of the company;

         (ii)     allow managers or agents to delegate to another person;

         (iii)    remove any people they have appointed in any of these ways;
                  and

         (iv) cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

         Any appointment or delegation by the directors which is referred to in this article can be on any conditions decided on by the directors.

(D) The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

104.     DELEGATION TO INDIVIDUAL DIRECTORS

(A) The directors can give a director any of the powers which they have jointly as directors. These powers can be given on terms and conditions decided on by the directors either in parallel with, or in place of, the powers of the directors acting jointly.

(B) The directors can change the basis on which such powers are given or withdraw such powers. But if a person deals with an individual director in good faith without knowledge of the change or withdrawal, he will not be affected by it.

(C) The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

105.     OFFICIAL SEALS

The directors can use all the powers given by the legislation relating to official seals.

106.     REGISTERS

The company may use the powers given by the legislation to keep an overseas, local or other register. The directors may make and change any regulations previously made by them relating to any of such registers, as long as the legislation allows this.

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

107.     PROVISION FOR EMPLOYEES

The directors may exercise the powers under the legislation to make provision for the benefit of employees or former employees of the company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the business of the company or that subsidiary.

108.     DIRECTORS' MEETINGS

The directors may decide when to have meetings and how they will be conducted. They may also adjourn their meetings. A directors' meeting can be called by any director or by the secretary. The secretary must also call a directors' meeting if asked to by a director.

109.     NOTICE OF DIRECTORS' MEETING

Directors' meetings are called by serving a notice on all the directors. Notice can be given personally, by word of mouth or in writing. A director who is out of the United Kingdom is not entitled to be given notice of any directors' meetings. Any director can waive notice of any directors' meeting, including one which has already taken place.

110.     QUORUM

If no other quorum is fixed, two directors are a quorum.

111.     DIRECTORS BELOW MINIMUM THROUGH VACANCIES

The directors can continue to act even if one or more of them stops being a director. But if the number of directors falls below the minimum which applies under these articles (including any change to that minimum number approved by an ordinary resolution of shareholders), the remaining director(s) will, as soon as is convenient:

         (i)      either appoint further director(s) to make up the shortfall;
                  or

         (ii) convene a general meeting for the sole purpose of appointing extra director(s) but not for any other purpose.

If no director or directors are willing or able to act under this article, any two shareholders can call a general meting to appoint extra directors(s).

112.     APPOINTMENT OF CHAIRMAN

The directors can elect any director as chairman or as one or more deputy chairman for such periods as the directors decide. If the chairman is at a directors' meeting, he will chair it. In his absence, the chair will be taken by a deputy chairman, if one is present. If more than one deputy chairman is present, the deputy chairman longest in office will take the chair, unless the directors decide otherwise. If there is no chairman or deputy chairman present within five minutes of the time when the directors' meeting is due to start, the directors who are present can choose which one of them will be the chairman of the meeting.

113.     COMPETENCE IN MEETINGS

A directors' meeting at which a quorum is present can exercise all the powers and discretions of the directors.


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

114.     VOTING

Matters to be decided at a directors' meeting will be decided by a majority vote. If votes are equal, the chairman of the meeting has a second, casting vote.

115.     DELEGATION TO COMMITTEES

(A) The directors may delegate any of their powers or discretions to committees of one or more directors. If the directors have delegated any power or discretion to a committee, any references in these articles to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the directors. These regulations can require or allow people who are not directors to be members of the committee, and can give voting rights to such people. But:

         (i) there must be more directors on a committee than persons who are not directors; and

         (ii) a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors.

(B) Unless the directors decide not to allow this, any committee may sub-delegate any of its powers or discretions to sub-committees. Reference in these articles to committees include sub-committees permitted under this article.

(C) If a committee consists of more than one person, the articles which regulate directors' meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under this article.

(D) The ability of the directors to delegate under this article applies to all their powers and discretions and is not limited because certain articles refer to powers and discretions being exercised by committees authorised by directors while other articles do not.

116.     PARTICIPATION IN MEETINGS BY TELEPHONE

All or any of the directors or members of a committee may take part in a meeting of the directors or a committee by way of a conference telephone or any communication equipment which allows everybody to take part in the meeting by being able to hear each of the other people at the meeting and by being able to speak to all of them at the same time. A person taking part in this way will be treated as being present at the meeting and will be entitled to vote and be counted in the quorum. Such meetings will be treated as taking place where most of the participants are or where the chairman of the meeting is if no more than one is in each place.

117.     RESOLUTION IN WRITING

This article applies to a written resolution which is signed by all of the directors who at the time are entitled to receive notice of a directors' meeting and who would be entitled to vote on the resolution at a directors' meeting, where such directors are together sufficient in number to form a quorum. A written resolution will be valid at the time it is signed by the last director. This kind of resolution is just as valid and effective as a resolution passed by those directors at a meeting which is properly called and held. The resolution can be passed using several copies of a document if each document is signed by one or more directors. These copies can be fax copies.

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

118.     VALIDITY OF ACTS OF DIRECTORS OR COMMITTEE

Everything which is done by any directors' meeting, or by a committee of the directors, or by a person acting as a director, or as a member of a committee, will be valid even if it is discovered later that any director, or person acting as a director, was not properly appointed. This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director or was not entitled to vote. In any of these cases, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this article.

119.     APPOINTMENT AND REMOVAL OF THE SECRETARY

Subject to the legislation, the directors can appoint the secretary for such term and upon such conditions as they see fit; and any secretary so appointed can be removed by the directors.

120.     USE OF SEALS

(A) The directors must arrange for every seal of the company to be kept safe.

(B) A seal may only be used with the authority of the directors or a committee authorised by the directors.

(C) Subject as otherwise provided in these articles, every document which is sealed using the common seal, must be signed by one director and the secretary, or by two directors or by any other person or persons authorised by the directors.

(D) Any document to which the official seal is applied need not be signed, unless the directors decide otherwise or legislation requires otherwise.

(E) The directors may resolve that the requirement for any counter-signature in this article may be dispensed with on any occasion or that the seal or any counter-signature may be printed by some mechanical, electronic or photographic method.

121.     DECLARATION OF DIVIDENDS BY COMPANY

The company's shareholders can declare dividends by passing an ordinary resolution. No such dividend can exceed the amount recommended by the directors.

122.     PAYMENT OF INTERIM AND FIXED DIVIDENDS BY DIRECTORS

Subject to the legislation, if the directors consider that the financial position of the company justifies such payments, they can:

         (i) pay the fixed dividends on any class of shares carrying a fixed dividend on the dates prescribed for the payment of those dividends; and

         (ii) pay interim dividends on shares of any class of any amounts and on any dates and for any periods that they decide.

If the directors act in good faith, they will not be liable for any loss that any shareholders may suffer because a lawful dividend has been paid on other shares which rank equally with or behind their shares.

123.     CALCULATION AND CURRENCY OF DIVIDENDS

(A) All dividends will be divided and paid in proportions based on the amounts which have been paid up on the shares during any period for which the dividend is paid. Sums which have been paid up in advance of calls will not count as paid up for this purpose. If the terms of any share say that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis. This article applies unless the rights attached to any shares, or the terms of any shares, say otherwise.

(B) Unless the rights attached to any shares, or the terms of any shares, or these articles say otherwise, a dividend or any other money payable in respect of a share can be paid in whatever currency the directors decide.

124.     AMOUNTS DUE ON SHARES MAY BE DEDUCTED FROM DIVIDENDS

If a shareholder owes the company any money for calls on shares or money in any other way relating to his shares, the directors may deduct any of this money from any dividend or other money payable to the shareholder on or in respect of any share held by him. Money deducted in this way can be used to pay amounts owed to the company in connection with the shares.

125.     NO INTEREST ON DIVIDENDS

Unless the rights attached to any shares, or the terms of any shares say otherwise, no dividend or other sum payable by the company on or in respect of its shares carries a right to interest from the company.

126.     PAYMENT PROCEDURE

(A) Any dividend or other money payable in cash relating to a share can be paid by cheque or warrant payable to the shareholder who is entitled to it or to someone else named in a written instruction from the shareholder (or all joint shareholders). A dividend can also be paid by inter-bank transfer or by other electronic means directly to an account with a bank or other financial institution (or other organisations operating deposit accounts if allowed by the company) in the United Kingdom named in a written instruction from the person entitled to receive the payment under this article. Alternatively, a dividend can be paid in some other way agreed between the shareholder (or all joint shareholders) and the company.

(B) For joint shareholders or persons jointly entitled to shares by law, the company can rely on a receipt for a dividend or other money paid on shares from any one of them on behalf of all of them.

(C) Cheques and warrants are sent, and payment in any other way is made, at the risk of the person who is entitled to the money. The company is treated as having paid a dividend if the cheque or warrant is cleared.

127.     UNCASHED DIVIDENDS

(A) The company may stop sending dividend payments through the post, or cease using any other method of payment (including payment through CREST), for any dividend if:

         (i)      for two consecutive dividends:

                  (a) the dividend payments sent through the post have been returned undelivered or remain uncashed during the period for which they are valid; or

                  (b)      the payments by any other method have failed; or

         (ii)     for any one dividend:

                  (a) the dividend payment sent through the post has been returned undelivered or remains uncashed during the period for which it is valid; or

                  (b)      the payment by any other method has failed,

                  and reasonable enquiries have failed to establish any new address or account of the registered shareholder.

(B) The company will recommence sending dividend payments if requested in writing by the shareholder, or the person entitled by law to the relevant shares.

128.     FORFEITURE OF UNCLAIMED DIVIDENDS

The directors can invest any dividends or other amounts payable on a share which have not been claimed until the dividends or other amounts are claimed or the directors can use them in any other way for the company's benefit until they are claimed. The company will not be a trustee of the money and will not be liable to pay interest on it. If a dividend has not been claimed for 12 years after being declared or becoming due for payment, it will be forfeited and go back to the company.

129.     DIVIDENDS NOT IN CASH

If recommended by the directors, the company may pass an ordinary resolution that a dividend be paid wholly or partly by distributing specific assets (and, in particular, paid up shares or debentures of any other company). Where any difficulty arises on such a distribution, the directors may resolve it as they decide. For example, they may:

         (i)      authorise any person to sell and transfer any fractions;

         (ii)     ignore any fractions;

         (iii)    value assets for distribution purposes;

         (iv) pay cash of a similar value to adjust the rights of shareholders; and/or

         (v) vest any assets in trustees for the benefit of more than one shareholder.

130.     SCRIP DIVIDENDS

The directors can offer ordinary shareholders the right to choose to receive extra ordinary shares, which are credited as fully paid up, instead of some or all of their cash dividend. Before they can do this, shareholders must have passed an ordinary resolution authorising the directors to make this offer.

         (i) The ordinary resolution can apply to a particular dividend or dividends. Or it can apply to some or all of the dividends which may be declared in the period up to and including the annual general meeting which is held in the fifth year after the ordinary resolution is passed.

         (ii) A shareholder will be entitled to ordinary shares whose total "relevant value" is as near as possible to the cash dividend he would have received, but not more than it. The relevant value of a share is the average value of the company's ordinary shares for the five dealing days starting from, and including, the day when the shares are first quoted "ex dividend". This average value is worked out from the average middle market quotations for the company's ordinary shares on the London Stock Exchange, as published in its Daily Official List.

         (iii) The ordinary resolution may require that the relevant value is worked out in some different way. A certificate or report from the auditors stating the relevant value of a share for any dividend will be conclusive evidence.

         (iv) After the directors have decided how many new shares ordinary shareholders will be entitled to, they can notify them in writing of their right to opt for new shares. This notice should also say how, where and when shareholders must notify the company if they wish to receive new shares. Where shareholders have opted to receive new shares in place of all future dividends, if new shares are available, the company will notify them of a right to opt for new shares. No shareholders will receive a fraction of a share. The directors can decide how to deal with any fraction left over. The company can, if the directors decide, have the benefit of these left-over fractions.

         (v) The directors can also offer shareholders the right to request new shares instead of cash for all future dividends (if a share alternative is available), until they tell the company that they no longer wish to receive new shares.

         (vi) The directors can exclude or restrict the right to opt for new shares, or make any other arrangements where they decide that this is necessary or convenient to deal with any of the following legal or practical problems:

                  (a)      problems relating to laws of any territory; or

                  (b) problems relating to the requirements of any recognised regulatory body or stock exchange in any territory.

         (vii) If a shareholder has opted to receive new shares, no dividend on the shares for which he has opted to receive new shares (which are called the "elected shares"), will be declared or payable. Instead, new ordinary shares will be allotted on the basis set out earlier in this article. To do this, the directors will convert into capital the sum equal to the total nominal amount of the new ordinary shares to be allotted. They will use this sum to pay up in full the appropriate number of new ordinary shares. These will then be allotted and distributed to the holders of the elected shares on the basis set out above. The sum to be converted into capital can be taken from:

                  (a) any amount which is then in any reserve or fund (including the share premium account, any capital redemption reserve and the profit and loss account); or

                  (b)      any other sum which is available to be distributed.

         (viii) The new ordinary shares will rank equally in all respects with the existing fully paid up ordinary shares, and the new shares will be fully entitled to all future dividends on ordinary shares. But, they will not be entitled to share in the dividend from which they arose, or to have new shares instead of that dividend.

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

         (ix) The directors can decide that new shares will not be available in place of any cash dividend. They can decide this at any time before new shares are allotted in place of such dividend, whether before or after shareholders have opted to receive new shares.

131.     POWER TO CAPITALISE RESERVES AND FUNDS

(A) If recommended by the directors, the company's shareholders can pass an ordinary resolution to capitalise any sum:

         (i) which is part of any of the company's reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or

         (ii)     which the company is holding as net profits.

(B) Unless the ordinary resolution states otherwise, the directors will use the sum which is capitalised by setting it aside for the ordinary shareholders on the register at the close of business on the day the resolution is passed (or another date stated in the resolution or fixed as stated in the resolution) and in the same proportions as the ordinary shareholders' entitlement to dividends (or in other proportions stated in the resolution or fixed as stated in the resolution). The sum set aside may be used:

         (i) to pay up some or all of any amount on any issued shares which has not already been called, or paid in advance; or

         (ii) to pay up in full unissued shares, debentures or other securities of the company which would then be allotted and distributed, credited as fully paid, to shareholders.

         However, a share premium account, a capital redemption reserve, or any reserve or fund representing unrealised profits, may only be used to pay up in full the company's unissued shares.

(C) The directors can appoint any person to sign any contract with the company on behalf of those who are entitled to shares, debentures or other securities under the resolution. Such a contract is binding on all concerned.

132.     SETTLEMENT OF DIFFICULTIES IN DISTRIBUTION

If any difficulty arises in connection with any distribution of any capitalised reserve or fund, the directors can resolve it in any way which they decide. For example, they can deal with entitlements to fractions by deciding that the benefit of fractions belong to the company or that fractions are ignored or deal with fractions in some other way.

133.     POWER TO CHOOSE ANY RECORD DATE

This article applies to any dividend on any shares, or any distribution, allotment or issue to the holders of any shares. This can be paid or made to the registered holder or holders of the shares, or to anyone entitled in any other way, at the close of business on a particular day. It will be based on the number of shares registered on that day, even if this is before any resolution to authorise what is being done was passed. This article applies whether what is being done is the result of a resolution of the directors, or a resolution at a general meeting. The date can be before the dividend and so on is to be paid or made, or before any relevant resolution was passed. The rights attaching to any shares, and the terms of any shares, override this article if they are inconsistent with it. This article does not affect the rights between past and present shareholders to payments and so on.

134.     RECORDS TO BE KEPT

The directors must ensure that proper accounting records that comply with the legislation are kept to record and explain the company's transactions and show its financial position with reasonable accuracy.

135.     INSPECTION OF RECORDS

A shareholder is not entitled to inspect any of the company's books or papers unless:

         (i)      the legislation or a proper court order gives him that right;

         (ii)     the directors authorise him to do so; or

         (iii) the shareholders authorise him to do so by ordinary resolution.

136.     SUMMARY FINANCIAL STATEMENTS

The company may send summary financial statements to its shareholders instead of copies of its full reports and accounts.

137.     SERVICE OF NOTICES

The company may deliver or serve any notice or other document, including a share certificate, to or on a shareholder:

         (i)      personally;

         (ii) by addressing it to him and posting it to, or leaving it at, the shareholder's registered address;

         (iii) through CREST, where the notice or document relates to CREST shares; or

         (iv)     as authorised in writing by the relevant shareholder.

Where there are joint shareholders, the notice or other document may be delivered to or served on any one of the joint holders and will be treated as having been delivered or served to or on all the joint holders.

138.     RECORD DATE FOR SERVICE

Where the company serves or delivers notices or documents to shareholders, it may do so by reference to the shareholders' register as it stands at any time not more than 15 days before the date the notice or document is served or delivered. Any change of details on the register after that time will not invalidate the service or delivery and the company is not obliged to send the same notice or document to any person entered on the shareholders' register after the date selected by the company.

139.     MEMBERS RESIDENT ABROAD

If a shareholder's address on the register is outside the United Kingdom, he can give the company a United Kingdom address to which notices or other documents can be served on him. If he does, he is entitled to have notices or other documents served on him at that address. Otherwise, he is not entitled to receive any notices or other documents from the company.

140.     SERVICE OF NOTICES ON PERSONS ENTITLED BY TRANSMISSION

This article applies where a shareholder has died, or become bankrupt or is in liquidation, but is still registered as a shareholder. It applies whether he is registered as a sole or joint shareholder. A person who is entitled to that shareholder's shares by law and who proves this to the reasonable satisfaction of the directors, can give a United Kingdom address for service of notices and other documents. If this is done, notices and other documents must be sent to that address. Otherwise, if any notice or other document is served on the shareholder named on the register, or sent to him in accordance with these articles, this will be valid despite his death, bankruptcy or liquidation. This applies even if the company knew about these things. If notices or other documents are served or sent in accordance with this article, there is no need to send them to, or serve them in any other way, on any other people who may be involved.

141.     WHEN NOTICES DEEMED SERVED

(A) If a notice or document is sent by the company by post, it is treated as being served or delivered the day after it was posted. In proving that a notice or document was served or delivered, it is sufficient to show that the envelope was properly addressed and put into the postal system with postage paid.

(B) If a notice or document is left by the company at a shareholder's registered address, it is treated as being served or delivered on the day it was left.

(C) If a notice is sent through CREST, it is treated as being served or delivered when the company, or any CREST participant acting for the company, sends the issuer-instruction relating to the notice.

(D) If a notice or document is served or delivered by the company by any other means authorised in writing by a shareholder, it is treated as being served or delivered when the company has done what it was authorised to do by that shareholder for service or delivery.

142.     NOTICE WHEN POST NOT AVAILABLE

If a general meeting cannot be called by sending notices through the post because the postal service in the United Kingdom or some part of the United Kingdom is suspended or restricted, the directors may call the meeting by publishing a notice in at least one United Kingdom national newspaper (or, if the postal service is only restricted or suspended in part of the United Kingdom, in one or more local newspapers having general circulation in that area). Notice published in this way will be treated as being properly served on shareholders who are entitled to receive it on the day the advertisement appears. If it becomes practicable to send notices by post again at least six clear days before the meeting, the directors will send a copy of the notice by post to those entitled to receive it by way of confirmation.

143.     PRESUMPTION WHERE DOCUMENTS DESTROYED

(A)      The company may destroy or delete:

         (i) all transfer forms or Operator-instructions transferring shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry on the register, after six years from the date of registration;

         (ii) all dividend payment instructions and notifications of a change of address or name, after two years from the date these were registered; and

         (iii) all cancelled share certificates, after one year from the date they were cancelled.

(B) If the company destroys or deletes a document under this article, it is conclusively treated as having been a valid and effective document in accordance with the company's records relating to the document. Any action of the company in dealing with the document in accordance with its terms before it was destroyed or deleted is conclusively treated as properly taken.

(C) This article only applies to documents which are destroyed or deleted in good faith and where the company is not on notice of any claim to which the document may be relevant.

(D)      This article does not make the company liable:

         (i) if it destroys or deletes a document earlier than referred to in paragraph (A); or

         (ii) if the company would not be liable if this article did not exist.

         (iii) This article applies whether a document is destroyed, deleted or disposed of in some other way.

144.     DISTRIBUTION OF ASSETS OTHERWISE THAN IN CASH

If the company is wound up (whether the liquidation is voluntary, under supervision of the court or by the court), the liquidator can, with the authority of a special resolution passed by the shareholders, divide among the shareholders the whole or any part of the assets of the company. This applies whether the assets consist of property of one kind or different kinds. For this purpose, the liquidator can set such value as he considers fair upon any property and decide how such division is carried out as between shareholders or different groups of shareholders. The liquidator can transfer any part of the assets to trustees upon such trusts for the benefit of shareholders as the liquidator, acting under that resolution, decides. However, no shareholder can be compelled to accept any shares or other property under this article which carries a liability.

145.     INDEMNITY OF OFFICERS

As far as the legislation allows this, the company:

         (i) may indemnify any director or other officer of the company against any liability;

         (ii) may purchase and maintain insurance against any liability for any director or officer of the company;

         (iii) will indemnify every director and other officer of the company out of its own assets against any liability incurred by him as a director or other officer in defending any civil or criminal proceedings which relate to anything done or omitted, or claimed to have been done or omitted, by him as a director or other officer of the company:

                  (a)      in which judgment is given in his favour;

                  (b)      in which he is acquitted; or

                  (c) in connection with any application under any legislation for relief from liability in respect of any such act or omission where relief is granted to him by the court.

For the purposes of this article, no person appointed or employed by the company as an auditor is an officer of the company.

                                    GLOSSARY

ABOUT THE GLOSSARY

This Glossary is to help readers understand the company's memorandum and articles. Words are explained as they are used in the memorandum and articles -- they might mean different things in other documents. This Glossary is not legally part of the memorandum or articles, and it does not affect their meaning. The definitions are intended to be a general guide -- they are not precise. Words and expressions which are printed in both BOLD and italic in a definition have their own legal definition as well as a more general explanation of their meaning which is contained in this Glossary.

ABROGATE if the SPECIAL RIGHTS of a share are abrogated, they are cancelled or withdrawn.

ADJOURN Where a meeting breaks up, to be continued at a later time or day, at the same or a different place.

ALLOT When new shares are allotted, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason. As soon as a share is allotted, that person has the right to have his name put on the register of shareholders. When he has been registered, the share has also been ISSUED.

ASSET Anything which is of any value to its owner.

ATTORNEY An attorney is a person who has been appointed to act for another person. The person is appointed by a formal document, called a "POWER OF ATTORNEY".

AUTHORISED SHARE CAPITAL The total number of shares which a company has the potential, under its memorandum of association, to have IN ISSUE at any time. Authorised share capital includes all the shares which a company has IN ISSUE at any time as well as any shares which have been authorised by a shareholder's meeting but are not yet ISSUED (whether or not authority to ISSUE them has been given under the company's articles).

BROKERAGE Commission which is paid to a broker by a company ISSUING shares where the broker's clients have applied for shares.

CALL A call to pay money which is due on shares which has not yet been paid. This happens if the company ISSUES shares which are partly paid, where money remains to be paid to the company for the shares. The money which has not been paid can be "called" for. If all the money to be paid on a share has been paid, the share is called a "FULLY PAID SHARE".

CAPITALISE To convert some or all of the RESERVES of a company into capital (such as shares).

CAPITAL REDEMPTION RESERVE A RESERVE which a company may have to set up to maintain the level of its capital base when shares are REDEEMED or bought back.

CERTIFICATED FORM A shareholder holds a share or other security in certificated form if it is not able to be held in UNCERTIFICATED FORM or, if it is able to be held in UNCERTIFICATED FORM but that shareholder has requested that a certificate be issued for that share or other security (see also UNCERTIFICATED
FORM).

COMPANY REPRESENTATIVE If a corporation owns shares, it can appoint a company representative to attend a shareholders' meeting to speak and vote for it.


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
CONSOLIDATE When shares are consolidated, they are combined with other shares -- for example, three Pound Sterling 1 shares might be consolidated into one new Pound Sterling 3 share.

DEBENTURE A typical debenture is a long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future and carries a fixed rate of interest.

DECLARE When a dividend is declared, it becomes due to be paid.

ENTITLED TO A SHARE BY LAW In some situations, a person will be entitled to have shares which are registered in somebody else's name registered in his own name or to require the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, his PERSONAL REPRESENTATIVES have this right. If a shareholder is made bankrupt, his TRUSTEE in bankruptcy has the right.

EQUITY SECURITIES For Section 89 of the Companies Act this means all the shares of a company except:

o shares which only have a limited right to share in the company's income and ASSETS;

o shares held as a result of share schemes for employees (such as profit sharing schemes);

o        shares taken by the founders of the company on its incorporation; and

o        bonus shares ISSUED when the company CAPITALISES RESERVES.

Also included are securities which can be converted into the kinds of shares referred to in the first two bullet points above, or which allow their holder to SUBSCRIBE FOR THE SHARES.

EXECUTED A document is executed when it is signed or sealed or made valid in some other way.

EXERCISE When a power is exercised, it is used.

EXTRAORDINARY RESOLUTION A decision reached by a majority of at least 75 per cent. of votes cast. Shareholders must be given at least 14 days' notice of any extraordinary resolution.

FORFEIT AND FORFEITURE When a share is forfeited it is taken away from the shareholder and goes back to the company. This process is called "forfeiture". This can happen if a CALL on a PARTLY PAID SHARE is not paid on time.

FULLY PAID SHARES When all of the money or other property which is due to the company for a share has been paid or received, a share is called a "fully paid share".

GOOD TITLE If a person has good title to a share, he owns it outright.

HOLDING COMPANY A company which controls another company (for example, by owning a majority of its shares) is called the "holding company" of that other company. The other company is the SUBSIDIARY of the holding company.

INDEMNITY AND INDEMNIFY If a person gives another person an indemnity, he promises to make good any losses or damage which the other might suffer. The person who gives the indemnity is said to "indemnify" the other person.

IN ISSUE See ISSUE.

INSTRUMENTS Formal legal documents.

ISSUE When a share has been issued, everything has been done by a company to make the shareholder the owner of the share. In particular, the shareholder's name has been put on the register. Existing shares which have been issued are called "IN ISSUE".

LIABILITIES Debts and other obligations.

LIEN Where the company has a lien over shares, it can take the dividends, and any other payments relating to the shares which it has a lien over, or it can sell the shares, to repay the debt and so on.

MEMBERS Shareholders.

NOMINAL AMOUNT OR NOMINAL VALUE The amount of the share shown in a company's account. The nominal value of the company's ordinary shares is 5p. This amount is shown on the share certificate for a share. When a company ISSUES new shares this can be for a price which is at a PREMIUM to the nominal value. When shares are bought and sold on the stock market this can be for more, or less, than the nominal value. The nominal value is sometimes also called the "par value".

OFFICE COPY An extract copy of an official document, supplied by the office which holds, or issued, the original.

OFFICER The term officer includes (subject to the provisions of the articles) a director, secretary, any employee who reports directly to a director or any other person who the directors decide should be an officer.

OPERATOR A person approved by the Treasury under the Uncertified Securities Regulations as operator of a RELEVANT SYSTEM.

OPERATOR-INSTRUCTION A properly authenticated instruction sent by or on behalf of an OPERATOR and sent or received by means of a RELEVANT SYSTEM.

ORDINARY RESOLUTION A decision reached by a simple majority of votes -- that is by more than 50 per cent. of the votes cast.

PARTLY PAID SHARES If any money remains to be paid on a share, it is said to be partly paid. The unpaid money can be "CALLED" for.

PERSONAL REPRESENTATIVES A person who is entitled to deal with the property (the "estate") of a person who has died. If the person who has died left a valid will, the will appoints "executors" who are personal representatives. If the person died without a will, the courts will appoint one or more "administrators" to be the personal representatives.

POLL On a vote taken on a poll, the number of votes which a shareholder has will depend on the number of shares which he owns. An ordinary shareholder has one vote for each share he owns. A poll vote is different to a vote taken on a SHOW OF HANDS, where each person who is entitled to vote has just one vote, however many shares he owns.

POWER OF ATTORNEY A formal document which legally appoints one or more persons to act on behalf of another person.

PRE-EMPTION RIGHTS The right of some shareholders which is given by the Companies Act to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

PREMIUM If a company ISSUES a new share for more than its NOMINAL VALUE, the amount above the NOMINAL VALUE is the premium.

PROXY A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder. A proxy is appointed by using a PROXY FORM. A proxy does not have to be a shareholder.

PROXY FORM A form which a shareholder uses to appoint a PROXY to attend a meeting and vote for him. The proxy forms are sent out by the company and must be returned to the company before the meeting to which they relate.

QUORUM The minimum number of shareholders or directors who must be present before a shareholders' or, as appropriate, directors' meeting can start. When this number is reached, the meeting is said to be "quorate".

RANK When either capital or income is distributed to shareholders, it is paid out according to the rank of the shares. For example, a share which ranks ahead of (or above) another share in sharing in a company's income is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank below. The same applies for repayments of capital. Capital must be paid first to shares which rank first in sharing in the company's capital, and then to shares which rank below. A company's preference shares (if it has any) generally rank ahead of its ordinary shares.

REDEEM, REDEMPTION AND REDEEMABLE When a share is redeemed, it goes back to the company in return for a sum of money which was fixed (or calculated from a formula fixed) before the share was ISSUED. This process is called "redemption". A share which can be redeemed is called a "redeemable" share.

RELEVANT SYSTEM This is a term used in the legislation for a computer system which allows shares without share certificates to be transferred without using transfer forms. The CREST system for paperless share dealing is a "relevant system".

RENOUNCES AND RENUNCIATION Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced to another person. This transfers the right to have the share registered to another person. This process is called "renunciation".

REQUISITION A formal process which shareholders can use to call a meeting of shareholders. Generally speaking the shareholders who want to call a meeting must hold at least 10 per cent. of the ISSUED shares.

RESERVES A fund which has been set aside in the accounts of a company -- profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve by the company.

RETIRE BY ROTATION At every annual general meeting a proportion of the directors retires in turn. This gives the shareholders the chance to confirm or renew their appointments by voting on whether to re-elect them.

REVOKE To withdraw or cancel.

RIGHTS ISSUE A way by which companies raise extra share capital. Usually the existing shareholders will be offered the chance to buy a certain number of new shares, depending on how many they already have. For example, shareholders may be offered the chance to buy one new share for every four they already have.

SHARE PREMIUM ACCOUNT If a new share is ISSUED by a company for more than its NOMINAL VALUE, the amount above the NOMINAL VALUE is the PREMIUM and the total of these PREMIUMS is held in a RESERVE (which cannot be used to pay dividends) called the share premium account.

SHOW OF HANDS A vote where each person who is entitled to vote has just one vote, however many shares he holds.

SPECIAL RESOLUTION A decision reached by a majority of at least 75 per cent. of votes cast. Shareholders must be given at least 21 days' notice of any special resolution.

SPECIAL RIGHTS These are the rights of a particular class of shares as distinct from rights which apply to all shares generally. Typical examples of special rights are: where the shares rank; their rights to sharing in income and ASSETS; and voting rights.

STATUTORY DECLARATION A formal way of declaring something in writing. Particular words and formalities must be used -- these are laid down by the Statutory Declarations Act of 1835.

SUBDIVIDE When shares are subdivided they are split into shares which have a smaller NOMINAL AMOUNT. For example, a Pound Sterling 1 share might be subdivided into two 50p shares.

SUBJECT TO Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to something this means that the statement must be read in the light of that other thing, which will prevail if there is any conflict.

SUBSCRIBE FOR SHARES To agree to take new shares in a company (usually for a cash payment).

SUBSCRIBERS The people who first buy the shares.

SUBSIDIARY A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company.

SUBSIDIARY UNDERTAKING This is a term used by the Companies Act. It has a wider meaning than SUBSIDIARY. Generally speaking, it is a company which is controlled by another company because the other company:

-- has a majority of the votes in the company, either alone or acting with others;

--       is a shareholder who can appoint or remove a majority of the directors;
         or

-- can EXERCISE dominant influence over the company because of anything in the company's memorandum or articles or because of a certain kind of contract.

TRUSTEES People who hold property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a "trust".

UNCERTIFICATED FORM A share or other security is held in uncertificated form if no certificate has been issued for it. A share or other security held in uncertificated form is eligible for settlement in CREST or any other RELEVANT SYSTEM.


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

UNDERWRITING A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.

WIND UP The formal process to put an end to a company. When a company is wound up, its ASSETS are distributed. The ASSETS go first to creditors who have supplied property and services and then to shareholders. Shares which RANK above other shares in sharing in the company's ASSETS will receive any funds which are left over before any shares which RANK after (or below) them.


                                       49